Exhibit 4.(a)4

              Amended and Restated Secured Note Purchase Agreement.
                             dated November 11, 2004

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                         SECURED NOTE PURCHASE AGREEMENT

                                  by and among

                          GLOBAL VILLAGE TELECOM LTDA.,

                                ECI TELECOM LTD.,
                              as Initial Purchaser,

                                ECI TELECOM LTD.,
                            as Administrative Agent,

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                              as Collateral Agent,

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                 as Paying Agent

                                November 11, 2004

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I DEFINITIONS AND RELATED MATTERS .................................    1
   Section 1.1   Defined Terms Generally ..................................    1
   Section 1.2   Definitions ..............................................    2
   Section 1.3   Related Matters ..........................................    9
   Section 1.4   Determinations ...........................................    9

ARTICLE II ISSUANCE OF NOTES ..............................................    9
   Section 2.1   Existing Notes; Note Issuances; Payment of Notes .........    9
   Section 2.2   Treatment of Certain Amounts under the Existing
                 Secured Note Purchase Agreement and this
                 Agreement; Restructuring Fee .............................   12
   Section 2.3   Interest; Interest Periods;
                 Continuation/Conversion ..................................   13
   Section 2.4   [RESERVED] ...............................................   16
   Section 2.5   [RESERVED] ...............................................   16
   Section 2.6   Repurchase; Maturity .....................................   16
   Section 2.7   Application of Prepayments ...............................   18
   Section 2.8   Manner of Payment ........................................   18
   Section 2.9   Pro Rata Treatment .......................................   21
   Section 2.10  Mandatory Suspension and Conversion of
                 Euro-Dollar Rate Notes ...................................   22
   Section 2.11  Regulatory Changes .......................................   22
   Section 2.12  Taxes ....................................................   23
   Section 2.13  Compensation for Funding Losses ..........................   25
   Section 2.14  Certificates Regarding Yield Protection, Etc .............   25
   Section 2.15  Applicable Purchasing Office; Discretion of
                 Purchasers as to Manner of Funding .......................   26
   Section 2.16  No Set-Off Regarding Vendor Supply Agreement .............   26

ARTICLE III CLOSING CONDITIONS ............................................   27
   Section 3.1   Closing Conditions .......................................   27

ARTICLE IV REPRESENTATIONS AND WARRANTIES .................................   27

ARTICLE V COVENANTS OF THE COMPANY ........................................   27
   Section 5.1   Common Terms Agreement ...................................   27
   Section 5.2   Syndication Efforts ......................................   27
   Section 5.3   Certain Regulatory Restrictions ..........................   28
   Section 5.4   Performance of Political Risk Insurance ..................   29

ARTICLE VI EVENTS OF DEFAULT ..............................................   29
   Section 6.1   Events of Default ........................................   29
   Section 6.2   Remedies .................................................   29

ARTICLE VII THE ADMINISTRATIVE AGENT, THE PURCHASERS AND CO-AGENTS ........   30
   Section 7.1   Authorization and Action .................................   30
   Section 7.2   Exculpation; Administrative Agent's Reliance; Etc ........   31
   Section 7.3   Administrative Agent and Affiliates ......................   31
   Section 7.4   Purchaser Credit Decision; Acknowledgment of Use
                 of Proceeds Benefiting the Initial Purchaser .............   32
   Section 7.5   Indemnification ..........................................   32
   Section 7.6   Successor Administrative Agent ...........................   32
   Section 7.7   Purchaser Parties ........................................   33
   Section 7.8   Collateral and Guaranty Matters ..........................   33
   Section 7.9   Payments; Availability of Funds; Certain Notices .........   35
   Section 7.10  Obligations of Purchaser Parties Several; Right
                 to Initiate Judicial Proceedings .........................   36
   Section 7.11  Co-Agents ................................................   36
   Section 7.12  [RESERVED] ...............................................   36
   Section 7.13  Common Terms Agreement; Paying Agency Agreement ..........   36

ARTICLE VIII MISCELLANEOUS ................................................   37
   Section 8.1   Expenses .................................................   37
   Section 8.2   Indemnity ................................................   38
   Section 8.3   Waivers; Amendments in Writing ...........................   38
   Section 8.4   Cumulative Remedies; Failure or Delay ....................   40
   Section 8.5   Notices, Etc .............................................   40
   Section 8.6   Successors and Assigns; Etc ..............................   40
   Section 8.7   Confidentiality ..........................................   42
   Section 8.8   Governing Law ............................................   43
   Section 8.9   Choice of Forum ..........................................   43
   Section 8.10  Currency Equivalents; Judgment Currency ..................   44
   Section 8.11  Set-off ..................................................   45
   Section 8.12  Headings .................................................   45
   Section 8.13  Severability .............................................   45
   Section 8.14  Survival of Agreements, Representations and
                 Warranties ...............................................   45
   Section 8.15  Execution in Counterparts ................................   46
   Section 8.16  Complete Agreement; Third-Party Beneficiaries ............   46
   Section 8.17  No Fiduciary Duties or Partnership; Limitation of
                 Liability, Etc ...........................................   46
   Section 8.18  Securities Law Matters ...................................   47
   Section 8.19  Waiver of Immunity .......................................   48
   Section 8.20  English Language .........................................   48
   Section 8.21  WAIVER OF TRIAL BY JURY ..................................   49

EXHIBITS

Exhibit A-1          Form of Tranche B Note
Exhibit A-2          Form of Tranche C Note
Existing A-3         Copies of Existing Notes
Exhibit B            Form of Notice of Responsible Officers
Exhibit C            Form of Notice of Conversion/Continuation
Exhibit D            Form of Assignment and Acceptance

SCHEDULES

Schedule 1 1         Purchaser Information

              AMENDED AND RESTATED SECURED NOTE PURCHASE AGREEMENT

            AMENDED AND RESTATED SECURED NOTE PURCHASE AGREEMENT, dated as of November 11, 2004, by and among GLOBAL VILLAGE TELECOM LTDA., a company duly organized under the laws of Brazil (the "Company"); ECI TELECOM LTD. (the "Initial Purchaser"); the banks and other entities that either now or in the future are parties hereto as Purchasers; ECI TELECOM LTD., as administrative agent for the Purchasers (in such capacity, together with any successor in such capacity, the "Administrative Agent", which term for all purposes hereunder shall include the "ECI Facility Agent" referred to in the Common Terms Agreement); HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as collateral agent for the benefit of the Administrative Agent and Purchasers as successor collateral agent to JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) (in such capacity, together with any successor in such capacity, the "Collateral Agent"); and HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as paying agent for the benefit of the Administrative Agent and Purchasers (in such capacity, together with any successor in such capacity, the "Paying Agent").

                                    RECITALS

            A. The Company has issued Existing Notes to the Purchasers under the Existing Secured Note Purchase Agreement;

            B. Certain Events of Default have occurred and are continuing under the Existing Secured Note Purchase Agreement, including defaults in the payment of principal and interest due on the Existing Notes;

            C. The Purchasers, the Company and the other parties hereto have agreed to restructure the obligations of the Company owing to the Purchasers under the Existing Secured Note Purchase Agreement (the "Restructuring");

            D. In connection with the Restructuring, the Purchasers have agreed to accept additional Notes on the terms and conditions set forth in this Agreement; and

            E. To induce the Purchasers to accept additional Notes, the Company is, among other things, entering into (1) this Agreement, (2) the Common Terms Agreement (as defined below), (3) each of the Pari Passu Collateral Documents, and (4) certain other Note Documents.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND RELATED MATTERS

      Section 1.1 Defined Terms Generally. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Common Terms Agreement (as defined below). Any capitalized terms defined in both this Agreement and the Common Terms Agreement shall have exclusively the meanings assigned to such terms in this Agreement unless expressly stated otherwise.

      Section 1.2 Definitions. The following terms shall have the following meanings:

            "Adjusted Euro-Dollar Rate" means, with respect to any Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to (i) the applicable London Interbank Offered Rate for such Interest Period, divided by (ii) 1.00 minus the Euro-Dollar Reserve Requirement for such Interest Period (expressed as a decimal).

            "Administrative Agent" is defined in the Preamble.

            "Administrative Agent's Purchaser Account" means the account of the Administrative Agent identified as such in Schedule 1.1, or such other account as the Administrative Agent may hereafter designate by notice to the Company, the Paying Agent and each other Purchaser Party.

            "Administrative Agent's Office" means the office of the Administrative Agent identified as such in Schedule 1.1, or such other office as the Administrative Agent may hereafter designate by notice to the Company, the Paying Agent and each other Purchaser Party.

            "Agents" means, collectively, the Administrative Agent, the Collateral Agent and the Co-Agents (and each such Person, an "Agent"), if any, but does not include the Paying Agent.

            "Agreement" means this Amended and Restated Secured Note Purchase Agreement, as further amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with the terms hereof, the Common Terms Agreement and the Collateral Agency and Intercreditor Agreement and includes all Schedules and Exhibits hereto.

            "Applicable Margin" means a percentage, per annum, in effect from time to time as set forth in Section 2.3(a)(i).

            "Applicable Purchasing Office" means, with respect to any Purchaser Party, (i) in the case of any payment with respect to Euro-Dollar Rate Notes, the Purchaser Party's Euro-Dollar Purchasing Office, and (ii) in the case of any payment with respect to Base Rate Notes or any other payment under the Note Documents, the Purchaser Party's Domestic Purchasing Office.

            "Assignment" means an assignment pursuant to an Assignment and Acceptance of all or any portion of one or more Notes of any Purchaser, together with the applicable portion of such Purchaser's related rights and obligations under this Agreement and the other Note Documents with respect thereto (provided that no assignment of such Purchaser's rights and obligations under the Note Documents shall also require such Purchaser to assign a correlative portion of Warrants held by such Purchaser); and the term "Assign" shall have a correlative meaning.

            "Assignment and Acceptance" is defined in Section 8.6(b).

            "Base Rate" means, for any day, the greater of (i) the average of interest rates per annum announced by the Reference Banks at their respective principal offices as their respective prime rates effective for that day, which rates may not be the lowest rate then being charged to commercial borrowers by such Reference Banks, or (ii) the Federal Funds Rate in effect on such day plus 0.5% per annum. Any change in the Base Rate due to a change in such prime rate or the Federal Funds Rate shall be effective from and including the effective date of such change respectively in such prime rate or the Federal Funds Rate.

            "Base Rate Note" means any Interest-Bearing Note, or portion thereof, that bears interest at a rate determined by reference to the Base Rate.

            "Co-Agent" means any Purchaser or other Person designated from time to time by the Administrative Agent to act as the managing agent, documentation agent, co-arranger, syndication agent or co-agent or in any similar capacity with respect to this Agreement, to which Purchaser or other Person, in such capacity, Section 7.11 shall apply immediately upon such designation. The Paying Agent, in its capacity as such, shall not be a Co-Agent.

            "Common Terms Agreement" means the Amended and Restated Common Terms Agreement dated as of the date hereof by and among, inter alia, the Company, GVT Holding Ltda., Global Village Telecom (Holland) B.V., GVT (Holding) N.V., GVT Capital N.V., Global Village Telecom Management Co., POP Internet Limitada, Inoweb N.V., Wosrok Holding B.V., Nortel Networks Limited, ECI Telecom Ltd., Harris Corporation, ADC Telecommunications, Inc., Teledata Networks Ltd., Hewlett-Packard Financial Services Company, and HSBC Bank USA, National Association, as Collateral Agent and as Paying Agent, as amended from time to time in accordance with the provisions thereof.

            "Company" is defined in the Preamble.

            "Defaulted Notes Interest Period" means the "Interest Period" (as defined in the Existing Secured Note Purchase Agreement) applicable to each of the Existing Notes, which were denominated as Euro-Dollar Rate Notes, on the date the first payment default by the Company of its obligations to pay principal or interest under the Existing Secured Note Purchase Agreement with respect to each such Existing Note occurred.

            "Domestic Purchasing Office" means the office, branch or Affiliate of any Purchaser identified in Schedule 1.1 as its Domestic Purchasing Office or such other office, branch or Affiliate as such Purchaser may hereafter designate as its Domestic Purchasing Office by notice to the Company and the Administrative Agent.


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

            "Euro-Dollar Business Day" means any Business Day on which commercial banks are open for international business (including dealings in interbank Dollar deposits) in London, England.

            "Euro-Dollar Purchasing Office" means the office, branch or Affiliate of any Purchaser identified in Schedule 1.1 as its Euro-Dollar Purchasing Office or such other office, branch or Affiliate as such Purchaser may hereafter designate as its Euro-Dollar Purchasing Office by notice to the Company and the Administrative Agent.

            "Euro-Dollar Rate Note" means any Interest-Bearing Note, or portion thereof, that bears interest at a rate determined by reference to an Adjusted Euro-Dollar Rate.

            "Euro-Dollar Reserve Requirement" means, with respect to any Euro-Dollar Rate Note and for any day, the maximum percentage (expressed as a decimal) at which reserves (including any marginal, supplemental, special or emergency reserves), without duplication, are required by the Federal Reserve Board to be maintained on such day by member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Euro-Dollar Rate Notes is determined or any category of extensions of credit or other assets that includes loans made or notes held by a non-United States office of any bank to United States residents). The Euro-Dollar Rate Notes shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Purchaser under Regulation D or any comparable regulation.

            "Event of Default" is defined in Section 6.1.

            "Existing Notes" means the notes described in Section 2.1(a) issued under the Existing Secured Note Purchase Agreement.

            "Existing Secured Note Purchase Agreement" means the Secured Note Purchase Agreement dated as of October 31, 2000 by and among the Company, the Purchasers, the Administrative Agent, JPMorgan Chase Bank, as the collateral agent and the paying agent, as amended prior to the date hereof.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day in New York, New York) by the Federal Reserve Bank of New York on the Business Day in New York, New York next succeeding such day, provided that if such rate is not so published for any day that is a Business Day in New York, New York, the Federal Funds Rate for such day shall be the average rate charged to the Reference Banks on such day on such transactions as determined by the Administrative Agent.


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

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "Initial Purchaser" is defined in the Preamble and shall include any successor or assignee which is an Initial Purchaser Party.

            "Initial Purchaser Party" means the Initial Purchaser or any of its Affiliates.

            "Initial Purchaser Release Date" means the date of an Assignment by the Initial Purchaser of all of its Notes (other than to an Affiliate of the Initial Purchaser) resulting in an unconditional release of the Initial Purchaser in respect of all of its Notes and its rights and obligations hereunder.

            "Interest-Bearing Note" means each Existing Note.

            "Interest Payment Date" means the last day of March, June, September and December in each year, beginning June 30, 2005.

            "Interest Period" means, subject to the next sentence, with respect to each Euro-Dollar Rate Note, (A) the period commencing on April 1, 2005 and ending on the next following Interest Payment Date and (B) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next following Interest Payment Date. Notwithstanding the foregoing: (a) if a Euro-Dollar Rate Note is continued as a Euro-Dollar Rate Note, the Interest Period applicable to such Euro-Dollar Rate Note shall commence on the day on which the Interest Period then applicable to such Euro-Dollar Rate Note ends; (b) any Interest Period applicable to a Euro-Dollar Rate Note (i) that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day, unless such succeeding Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day or (ii) that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of the calendar month that is three months thereafter; and (c) no Interest Period for any Euro-Dollar Rate Note shall end after the Stated Maturity Date.

            "London Interbank Offered Rate" means, with respect to any Interest Period, the rate per annum calculated by the Administrative Agent as the arithmetic mean (rounded upwards, if necessary, to the next higher 1/16th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate Page (as defined below) at approximately 11:00 A.M., London time, on the second full Euro-Dollar Business Day preceding the first day of such Interest Period; provided that if there shall at any time no longer exist a Telerate Page, "London Interbank Offered Rate" shall mean, for each Interest Period pertaining to a Euro-Dollar Rate Note, the rate per annum equal to the average of the rates at which the Reference Banks are offered Dollar deposits at or about 10:00 A.M., London time, two Euro-Dollar Business Days prior to the beginning of such Interest Period in the London interbank market where the eurodollar and foreign currency and exchange operations in respect of their Euro-Dollar Rate Note purchases are then being conducted, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the principal amount of the Euro-Dollar Rate Notes to be outstanding during such Interest Period. "Telerate Page" means the display designated as Page 3750 on the Dow Jones & Company Telerate system (or such other page as may replace such page on such system or any successor system for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank market).

            "Mandatory Repurchase Amount" means the portion of any Mandatory Prepayment required to be applied to the Obligations under this Agreement, subject to Article IV of the Collateral Agency and Intercreditor Agreement.

            "Mandatory Repurchase Date" is defined in Section 2.6(b).

            "Mandatory Repurchase Event" means any event or circumstance giving rise to a Mandatory Prepayment under Section 7.1 of the Common Terms Agreement.

            "Mandatory Repurchase Notice" is defined in Section 2.6(b).

            "Memorandum" is defined in Section 5.2(a).

            "Note" or "Notes" means (a) each Existing Note, (b) each Tranche B Note and (c) each Tranche C Note.

            "Note Documents" means, collectively, the Note Documents (as defined in the Common Terms Agreement) other than (i) the Other Note Purchase Agreements, (ii) the Other Notes and (iii) the HP Restructuring Fee Notes.

            "Notice of Continuation/Conversion" is defined in Section
2.3(c)(ii).

            "Notice of Responsible Officer" is defined in Section 2.1(d)(iii).

            "Obligated Party" is defined in Section 7.9(b).

            "Other Note Purchase Agreements" means the Note Purchase Agreements, other than this Agreement.

            "Other Notes" means Notes and HP Restructuring Fee Notes (both as defined in the Common Terms Agreement) issued pursuant to the Other Note Purchase Agreements.

            "Other Purchasers" means Noteholders (as defined in the Common Terms Agreement) party to the Other Note Purchase Agreements.

            "Participation" is defined in Section 8.6(d).

            "Paying Agent" is defined in the Preamble.

            "Paying Agent's Office" means the office of the Paying Agent identified as such in Schedule 1.1, or such other office as the Paying Agent may hereafter designate by notice to the Company, the Collateral Agent and the Administrative Agent in accordance with the terms of the Paying Agency Agreement.

            "Paying Agent's Purchaser Account" means the account of the Paying Agent designated for payments from the Company as identified in Schedule 1.1, or such other account as the Paying Agent may hereafter designate by notice to the Company, the Collateral Agent and the Administrative Agent in accordance with the terms of the Paying Agency Agreement.

            "Payment Default Date" means, with respect to each Existing Note, the first day of the Defaulted Notes Interest Period applicable to such Existing Note.

            "Political Risk Insurance" means any political risk insurance obtained by any Purchaser and under which such Purchaser is the insured party, which insurance insures the payment of principal and interest owing with respect to the Notes purchased by such Purchaser in the event of currency inconvertibility and transferability, expropriation and nationalization and/or political violence and which insurance contains terms, conditions, and exclusions from coverage customary at the time such insurance is obtained.

            "Political Risk Insurer" means any insurer party to Political Risk Insurance.

            "Post-Default Rate" means, with respect to any Interest-Bearing Note, subject to Section 2.3(e), at any time, a rate per annum equal to the Adjusted Euro-Dollar Rate or the Base Rate in effect at such time plus the Applicable Margin plus 1%.

            "Process Agent" is defined in Section 8.9(b).

            "Purchaser" means the Initial Purchaser (until the Initial Purchaser Release Date) and the other financial institutions and other entities that from time to time are parties hereto as Purchasers. For purposes of the Sections referred to in (and subject to) the last sentence of Section 8.6(d), "Purchaser" includes a holder of a Participation.

            "Purchaser Party" means, collectively, the Purchasers, the Administrative Agent, the Collateral Agent, and, for purposes of Sections 2.11, 2.12, 8.5, 8.6, 8.7, 8.9, 8.17 and 8.21, the Paying Agent. For purposes of the Sections referred to in (and subject to) the last sentence of Section 8.6(d), "Purchaser Party" includes a holder of a Participation. In such capacity, the Collateral Agent shall not be deemed to be a creditor of the Company (other than for fees, expenses or indemnities) under this Agreement or any other Note Document.

            "Reference Banks" means Citibank, N.A. and HSBC Bank USA, National Association.

            "Register" is defined in Section 8.6(c).

            "Regulatory Change" means (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance by any Purchaser Party (or its Applicable Purchasing Office or, in the case of capital adequacy requirements, any holding company of any Purchaser Party) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority issued or made after the date hereof.

            "Repurchase Price" is defined in Section 2.6(b).

            "Required Purchasers" means Purchasers holding more than 50% of the sum of the aggregate outstanding principal amount of the Notes.

            "Responsible Officer" is defined in Section 2.1(d)(iii).

            "Restructuring Fee Amount" is defined in Section 2.2(b).

            "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

            "Stated Maturity Date" means December 31, 2013.

            "Subsequent Purchasers" is defined in Section 8.18(b)(iv).

            "Syndicate" is defined in Section 5.2(a).

            "Syndication" is defined in Section 5.2(a).

            "Syndication Period" is defined in Section 5.2(a).

            "Tranche B Amount" means $24,280,266.

            "Tranche B Notes" means the notes issued pursuant to Section 2.1(b)(i), which notes shall be in substantially the form of Exhibit A-1, as amended from time to time.

            "Tranche C Notes" means the notes issued pursuant to Section 2.1(b)(ii), which notes shall be in substantially the form of Exhibit A-2, as amended from time to time.

            "Vendor" means ECI Telecom Ltd.

            "Vendor Supply Agreement" means the Equipment Supply and Services Agreement, dated May 19, 2000 between Innowave ECI Wireless Systems Ltd. and the Company, as amended from time to time and any other supply agreement entered into between the Company and ECI, any affiliate or successor of ECI, any entity created upon a reorganization of ECI or any affiliate or successor of any entity created upon a reorganization of ECI, including, without limitation, any entity surviving upon a merger of ECI with any other Person, as amended from time to time.

      Section 1.3 Related Matters. Section 1.2 of the Common Terms Agreement (other than Section 1.2(b)) shall govern the interpretation of this Agreement and is hereby incorporated herein by reference, provided that all references therein to "this Agreement" shall be read as being to this Agreement.

      Section 1.4 Determinations. Any numerical determination or calculation contemplated by this Agreement that is made by any Purchaser Party shall be presumed correct and be binding upon the Company, and, in the case of determinations by the Paying Agent or Collateral Agent, shall also be binding on the Administrative Agent and the other Purchaser Parties, in the absence of manifest error. References in this Agreement to any "determination" by any Purchaser Party include good faith estimates by such Purchaser Party (in the case of quantitative determinations), and good faith beliefs by such Purchaser Party (in the case of qualitative determinations). All consents and other actions of any Purchaser Party contemplated by this Agreement may be given, taken, withheld or not taken in good faith in such Purchaser Party's absolute and sole discretion (whether or not so expressed), except as otherwise expressly provided herein.

                                   ARTICLE II

                                ISSUANCE OF NOTES

      Section 2.1 Existing Notes; Note Issuances; Payment of Notes

                  (a) Existing Notes. On the Closing Date, all of the Existing Notes outstanding are listed below, and copies of each Existing Note are attached hereto as Exhibit A-3, and the aggregate outstanding principal amount of the Existing Notes is $131,746,509.56:

                        (i) Note, dated November 30, 2000, in the principal amount of $6,256,868.00;

                        (ii) Note, dated February 22, 2001, in the principal amount of $15,307,882.00;

                        (iii) Note, dated March 30, 2001, in the principal amount of $14,315,583.00;

                        (iv) Note, dated May 14, 2001, in the principal amount of $13,180,185.00;

                        (v) Note, dated June 27, 2001, in the principal amount of $7,450,245.01;

                        (vi) Note, dated July 2, 2001, in the principal amount of $1,972,887.99;

                        (vii) Note, dated July 26, 2001, in the principal amount of $12,821,489.00;

                        (viii) Note, dated August 30, 2001, in the principal amount of $12,196,022.00;

                        (ix) Note, dated October 30, 2001, in the principal amount of $11,730,623.00;

                        (x) Note, dated November 29, 2001, in the principal amount of $5,792,210.00;

                        (xi) Note, dated January 31, 2002, in the principal amount of $6,433,715.00;

                        (xii) Note, dated March 27, 2002, in the principal amount of $5,617,314.00;

                        (xiii) Note, dated May 29, 2002, in the principal amount of $4,573,775.54;

                        (xiv) Note, dated June 26, 2002, in the principal amount of $3,871,894.47;

                        (xv) Note, dated July 25, 2002, in the principal amount of $448,571.00;

                        (xvi) Note, dated September 5, 2002, in the principal amount of $4,527,348.00; (xvii) Note, dated September 22, 2002, in the principal amount of $437,565.55;

                        (xviii) Note, dated October 21, 2002, in the principal amount of $412,380.00;

                        (xix) Note, dated November 25, 2002, in the principal amount of $804,973.00; and

                        (xx) Note, dated April 28, 2004, in the principal amount of $3,594,978.00.

                  (b) Note Issuances. (i) On the Closing Date, the Company shall issue to the Initial Purchaser, and the Initial Purchaser shall be deemed to have purchased, upon the terms and subject to the conditions set forth in this Agreement, a Tranche B Note of the Company in an aggregate principal amount equal to the Tranche B Amount.

                        (ii) On the Closing Date, the Company shall issue to the Initial Purchaser, and the Initial Purchaser shall be deemed to have purchased, upon the terms and subject to the conditions set forth in this Agreement, a Tranche C Note of the Company in an aggregate principal amount equal to the Restructuring Fee Amount.

                        (iii) After the Closing Date, the Company shall not be permitted to request an issuance of any notes and none of the Purchasers shall purchase any additional notes of the Company pursuant to this Agreement.

                  (c) Types of Notes. Each Interest-Bearing Note issued under
Section 2.1(b) shall be a Euro-Dollar Rate Note, subject, however, to Sections 2.3(c) and 2.10.

                  (d) Responsible Officer.

                        (i) [Reserved].

                        (ii) [Reserved].

                        (iii) The Company shall notify the Administrative Agent of the names of its officers and employees authorized to take actions with respect to Notes on behalf of the Company (each, a "Responsible Officer") by providing the Administrative Agent with a Notice of Responsible Officer substantially in the form of Exhibit B, duly completed and executed by a Senior Officer of the Company (a "Notice of Responsible Officer"). The Administrative Agent shall be entitled to rely conclusively on a Responsible Officer's authority to take actions with respect to Notes on behalf of the Company until the Administrative Agent receives a new Notice of Responsible Officer that no longer designates such Person as a Responsible Officer. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Responsible Officer or any other notice given under the Note Documents.

                  (e) [Reserved].

                  (f) Repayment of Notes. The Company shall repay the Existing Notes and each of the Tranche B Notes and Tranche C Notes in consecutive installments commencing on September 30, 2005 (each so scheduled date being an "Installment Date" and the principal amount due on each such Installment Date for all such Notes being an "Installment"). The Installment payable on each particular Installment Date shall be equal to the percentage shown for that Installment Date in the chart immediately below in the column entitled "Amortization Rate" multiplied by the aggregate principal amount, as of the Closing Date, of all of the Existing Notes, the Tranche B Notes and the Tranche C Notes:

                                                      Amortization
                             Installment Date             Rate
                        ==========================================
                        September 30, 2005              0.1000%
                        March 31, 2006                  0.1000%
                        September 30,2006               1.2500%
                        March 31, 2007                  1.2500%
                        June 30, 2007                   0.9000%
                        September 30, 2007              0.9000%
                        December 31, 2007               0.9000%
                        March, 31 2008                  0.9000%
                        June 30, 2008                   3.5000%
                        September 30, 2008              3.5000%
                        December 31, 2008               3.5000%
                        March 31, 2009                  3.5000%
                        June 30, 2009                   3.8750%
                        September 30, 2009              3.8750%
                        December 31, 2009               3.8750%
                        March 31, 2010                  3.8750%
                        June 30, 2010                   3.9500%
                        September 30, 2010              3.9500%
                        December 31, 2010               3.9500%
                        March 31, 2011                  3.9500%
                        June 30, 2011                   3.9500%
                        September 30, 2011              3.9500%
                        December 31, 2011               3.9500%
                        March 31, 2012                  3.9500%
                        June 30, 2012                   3.9500%
                        September 30, 2012              3.9500%
                        December 31, 2012               3.9500%
                        March 31, 2013                  5.1875%
                        June 30, 2013                   5.1875%
                        September 30, 2013              5.1875%
                        December 31, 2013               5.1875%
                                                        100.00%

Notwithstanding any of the foregoing, (i) the Installments shall be reduced in connection with any voluntary or mandatory prepayments and/or repurchases of the Notes in accordance with Article VII of the Common Terms Agreement and/or Sections 2.6 and 2.7 of this Agreement; (ii) after any Assignment of any portion of a Note pursuant to this Agreement, the amount of any Installment in respect of such Note shall be paid proportionately to the applicable assignor and assignee in accordance with their respective interests in such Note; and (iii) the Notes, together with all other amounts owed under the Note Documents with respect thereto, shall, in any event, be paid in full no later than the Stated Maturity Date.

      Section 2.2 Treatment of Certain Amounts under the Existing Secured Note Purchase Agreement and this Agreement; Restructuring Fee.

                  (a) Notwithstanding any provision in the Existing Secured Note Purchase Agreement to the contrary, each of the Existing Notes shall be deemed to have borne interest on the outstanding principal amount thereof for the period from the Payment Default Date applicable to each such Existing Note through and including March 31, 2005 at a rate per annum equal to 7.6411%. The parties hereto agree that the Company's obligation to pay all accrued and unpaid interest on such Existing Notes and interest on such Existing Notes for the period from the date hereof through and including March 31, 2005 shall be determined in accordance with the preceding sentence and the Company's obligation to pay such interest on the Existing Notes under and in accordance with the terms thereof, hereof and of the Existing Secured Note Purchase Agreement shall be fully satisfied and discharged by the issuance of the Tranche B Notes to the Purchasers in accordance with the terms hereof.

                  (b) On the Closing Date, the Company shall pay a restructuring fee equal to $7,000,000 (the "Restructuring Fee Amount") to the Initial Purchaser in consideration for entering into the Note Documents. The parties hereto agree that the Company's obligation to pay such fee shall be fully satisfied and discharged by the issuance of the Tranche C Notes to the Initial Purchaser in accordance with the terms hereof.

      Section 2.3 Interest; Interest Periods; Continuation/Conversion.

                  (a) Interest Rate and Payment.

                        (i) The Company's obligations to pay interest with respect to the Existing Notes for the period from each applicable Payment Default Date through March 31, 2005 shall be satisfied in accordance with
      Section 2.2(a). Effective as of April 1, 2005, each Interest-Bearing Note shall bear interest on the outstanding principal amount thereof at (x) for so long as and to the extent that such Interest-Bearing Note is a Euro-Dollar Rate Note, the Adjusted Euro-Dollar Rate for each Interest Period applicable thereto plus the Applicable Margin (per annum) set forth opposite the reference to the Fiscal Year in which such Interest Period falls and under the heading "Applicable Margin (Euro-Dollar Rate)" in the table below and (y) for so long as and to the extent that such Interest-Bearing Note is a Base Rate Note, the Base Rate (as in effect from time to time) plus the Applicable Margin set forth opposite the reference to the Fiscal Year in which the day, for which the Base Rate is being calculated, falls and under the heading "Applicable Margin (Base
      Rate)" in the table below:

      -------------------------------------------------------------------
         Fiscal Year           Applicable Margin       Applicable Margin
                               (Euro-Dollar Rate)         (Base Rate)
      -------------------------------------------------------------------
      4/1/05 - 12/31/05              2.689%                 1.689%
      -------------------------------------------------------------------
            2006                     4.104%                 3.104%
      -------------------------------------------------------------------
            2007                     6.258%                 5.258%
      -------------------------------------------------------------------
            2008                     7.495%                 6.495%
      -------------------------------------------------------------------
            2009                     8.733%                 7.733%
      -------------------------------------------------------------------
            2010                    10.589%                 9.589%
      -------------------------------------------------------------------
            2011                    10.589%                 9.589%
      -------------------------------------------------------------------
            2012                    12.445%                 11.445%
      -------------------------------------------------------------------
            2013                    12.445%                 11.445%
      -------------------------------------------------------------------

            For the avoidance of doubt, on and after the Closing Date, each Interest-Bearing Note may be converted to or continued as a Base Rate Note only in accordance with and subject to the provisions of Sections 2.3(c) and 2.10 of this Agreement.

                        (ii) Interest shall accrue on all amounts, other than principal, payable by any GVT Party under the Note Documents, including indemnities, overdue interest and Fees (but not including amounts payable pursuant to Section 8.1, or to Section 8.1 of the Common Terms Agreement, in either case during the 90-day period after the Closing Date) from the date such amount is due to and excluding the date of any payment thereof at the rate otherwise applicable to the Interest-Bearing Notes, subject to clause (iii) below.

                        (iii) Notwithstanding the foregoing provisions of this
      Section 2.3, at any time while an Event of Default specified in Section 6.1(a) of the Common Terms Agreement exists, all Interest-Bearing Notes and all other amounts payable under the Note Documents (other than the Tranche B Notes and Tranche C Notes) shall bear interest, to the maximum extent permitted by Applicable Law, at a fluctuating rate per annum equal to the Post-Default Rate as in effect from time to time, without notice or demand of any kind, until such Event of Default shall have been waived or otherwise shall have ceased to exist.

                        (iv) Accrued interest shall be payable in arrears (A) in the case of a Base Rate Note, on each Interest Payment Date; (B) in the case of a Euro-Dollar Rate Note, on the last day of each Interest Period applicable thereto; (C) in the case of any interest accrued at the Post-Default Rate or pursuant to Section 2.3(a)(ii), on demand and in any event on each Interest Payment Date; and (D) in the case of any Interest-Bearing Note (or portion thereof), when such Note (or any portion thereof) shall become due (whether at maturity, by reason of prepayment, acceleration, Mandatory Repurchase or otherwise).

                  (b) Interest Periods. Notwithstanding anything herein to the contrary, all Interest Periods applicable to Euro-Dollar Rate Notes shall comply with the definition of "Interest Period."

                  (c) Continuation/Conversion.

                        (i) Subject to this Section 2.3(c) and Section 2.10, the Company shall have the option (A) at any time, to convert all or any part of its outstanding Base Rate Notes to Euro-Dollar Rate Notes, and (B) on the last day of the Interest Period applicable thereto, to (I) convert all or any part of its outstanding Euro-Dollar Rate Notes to Base Rate Notes, or (II) continue all or any part of its Euro-Dollar Rate Notes as Euro-Dollar Rate Notes, provided that, in the case of clauses (A) and (B)
      (II), there does not exist a Default or an Event of Default at such time. If a Default or an Event of Default shall exist upon the expiration of the Interest Period applicable to any Euro-Dollar Rate Note, such Note automatically shall be converted into a Base Rate Note.

                        (ii) If the Company elects to continue or convert an Interest-Bearing Note under this Section 2.3(c), it shall deliver to the Administrative Agent a Notice of Continuation/Conversion substantially in the form of Exhibit C, duly completed and executed by a Responsible Officer (a "Notice of Continuation/Conversion"), (A) not later than 10:00 a.m. (New York time) at least three Euro-Dollar Business Days before the proposed continuation or conversion date, if the Company proposes to continue, or to convert into, a Euro-Dollar Rate Note, and (B) otherwise not later than 10:00 a.m. (New York time) at least three Business Days before the proposed continuation or conversion date.

                        (iii) In lieu of delivering a Notice of
      Continuation/Conversion, the Company, through a Responsible Officer, may give the Administrative Agent telephonic notice of any proposed continuation or conversion by the time a Notice of Continuation/Conversion would be required to be delivered and containing all information required therefor; provided, however, that such notice shall be confirmed in writing by delivery of a Notice of Continuation/Conversion to the Administrative Agent on or before the proposed continuation or conversion date. The Purchaser Parties shall incur no liability to the Company in acting upon any telephonic notice that the Administrative Agent believes to have been given by a Responsible Officer or for otherwise acting in good faith under this Section 2.3(c) and in converting or continuing any Interest-Bearing Note (or a part thereof) pursuant to any telephonic notice.

                        (iv) Any Notice of Continuation/Conversion (or telephonic notice in lieu thereof) shall be irrevocable and the Company shall be bound to continue or convert in accordance therewith. If any request for the continuation or conversion of an Interest-Bearing Note is not made in accordance with this Section 2.3(c), or if no Notice of Continuation/Conversion is so given with respect to a Euro-Dollar Rate
      Note in accordance with Section 2.3(c)(ii), then such Euro-Dollar Rate Note automatically shall be continued as a Euro-Dollar Rate Note.

                        (v) The Administrative Agent shall promptly notify each Purchaser of the contents of any Notice of Continuation/Conversion (or telephonic notice in lieu thereof) received by it, or of the automatic continuation of any Euro-Dollar Rate Note pursuant to clause (iv).

                  (d) Computations. Interest accruing at the Euro-Dollar Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first and excluding the last day of the period). All other amounts payable hereunder or under the other Note Documents shall be computed on the basis of a 365/366-day year and the actual number of days elapsed (including the first and excluding the last day of the period). Any change in the interest rate on any Interest-Bearing Note or other amount resulting from a change in the rate applicable thereto pursuant to the terms hereof shall become effective as of 9:00 a.m. (New York time) on the day on which such change in the applicable rate shall become effective.

                  (e) Maximum Lawful Rate of Interest. The rate of interest payable on any Interest-Bearing Note or other amount hereunder shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Interest-Bearing Note or other amount hereunder is ever reduced as a result of this clause (e) and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased up to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Purchasers during such period is that which would have been received by the Purchasers but for the operation of the first sentence of this clause (e).

                  (f) Tranche B Notes and Tranche C Notes. The Tranche B Notes and Tranche C Notes shall be non-interest bearing notes.

      Section 2.4 [RESERVED]

      Section 2.5 [RESERVED]

      Section 2.6 Repurchase; Maturity.

                  (a) [RESERVED]

                  (b) Mandatory Repurchase. Upon the occurrence of any Mandatory Repurchase Event, the Company shall give the Administrative Agent, the Paying Agent, the Collateral Agent and each of the Purchasers written notice of the occurrence of such Mandatory Repurchase Event in accordance with Section 7.2(a) of the Common Terms Agreement (the "Mandatory Repurchase Notice") on or prior to the date of such occurrence, and the Company shall offer to make a Mandatory Repurchase and the Purchasers shall sell, on the Euro-Dollar Business Day specified in the Mandatory Repurchase Notice, which date shall not be less than five (5) Euro-Dollar Business Days after the date of the Mandatory Repurchase Notice (the "Mandatory Repurchase Date"), the maximum principal amount of Notes (together with accrued and unpaid interest, if applicable, on such principal amount to the date of repurchase) that may be repurchased with the Mandatory Repurchase Amount, which amount shall be in Dollars and in immediately available funds (the "Repurchase Price") and shall be allocated among the Purchasers in accordance with Section 2.7(a) and Section 2.9; provided that the Mandatory Repurchase Amount shall, with respect to each Mandatory Repurchase, be applied first, to ratably repurchase the Tranche B Notes and Tranche C Notes, second, to Base Rate Notes and third, to purchase the Euro-Dollar Rate Notes held by each such Purchaser. Notwithstanding any of the foregoing, under no circumstances shall the Company be deemed a Purchaser or a Purchaser Party hereunder or under any other Note Document upon the occurrence of any Mandatory Repurchase.

                  (c) Voluntary Repurchase.

                        (i) Subject to this Section 2.6(c), the Company may, at its option (to the extent permissible under Applicable Law), at any time or from time to time, repurchase the Notes in whole or in part, without premium or penalty, provided that any voluntary repurchase shall be made first to the ratable repurchase of all Tranche B Notes and Tranche C Notes prior to any voluntary repurchase of any Interest-Bearing Notes; and provided further that (A) any repurchase shall be of an aggregate principal amount of Interest-Bearing Notes of $2,000,000 and integral multiples of $1,000,000, in the case of Euro-Dollar Rate Notes, or a minimum aggregate amount of $1,000,000 and integral multiples of $1,000,000, in the case of Base Rate Notes (or, alternatively, the aggregate principal amount of Euro-Dollar Rate Notes or Base Rate Notes then outstanding), and (B) any repurchase of a Euro-Dollar Rate Note, if made on a day other than the last day of an Interest Period applicable thereto, shall be made with amounts payable pursuant to Section 2.13.

                        (ii) If the Company elects to repurchase Notes under this Section 2.6(c), it shall deliver to the Administrative Agent and the Collateral Agent a notice of voluntary repurchase, which notice shall specify the amount of Tranche B Notes, Tranche C Notes and/or Interest-Bearing Notes being repurchased, (A) not later than 12:00 noon (New York time) at least three Euro-Dollar Business Days before the proposed repurchase, if the Company proposes to repurchase or cause to be repurchased Euro-Dollar Rate Notes and (B) otherwise not later than 12:00 noon (New York time) three Business Days before the proposed voluntary repurchase date, together with any notice required by Section 2.7(b). Any notice of voluntary repurchase shall be irrevocable, and the principal amount of Notes to be repurchased specified in such notice shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date and any amounts payable pursuant to Section
      2.13 with respect thereto.

                        (iii) Each voluntary repurchase shall be applied to the unpaid principal amount of the Notes held by the respective Purchasers as provided in Section 2.7(b) and Section 2.9; provided that each voluntary repurchase shall be applied first to ratably repurchase the Tranche B Notes and Tranche C Notes prior to any repurchase of the Interest-Bearing Notes held by each such Purchaser; and provided further that each voluntary repurchase shall be applied first to repurchase the Base Rate Notes and then to repurchase the Euro-Dollar Rate Notes held by each such Purchaser.

                  (d) Repurchase Generally. If any Notes are repurchased by the Company pursuant to this Section 2.6, each Purchaser shall deliver to the Administrative Agent the Notes held by it that are to be repurchased, endorsed for transfer or accompanied by bond powers executed by such Purchaser, against receipt of payment of the Repurchase Price or the amount of the voluntary repurchase, as the case may be. Such repurchase shall be made without recourse to, or representation or warranty of any kind by, such Purchaser, except that the Notes shall be sold free and clear of any Lien created by the Administrative Agent or the Purchaser.

                  (e) Maturity. All Notes outstanding on the Stated Maturity Date shall be due and payable on such date.

      Section 2.7 Application of Prepayments.

                  (a) Mandatory Prepayments. Any mandatory prepayments or repurchases made pursuant to Section 2.6 shall be applied to the remaining scheduled repayments (as set forth in Section 2.1(f)) of the applicable Notes in the inverse order of maturity of such scheduled repayments.

                  (b) Voluntary Prepayments. Any voluntary prepayments or repurchases made pursuant to Section 2.6 shall be applied to the remaining scheduled repayments of the applicable Notes pro rata to such scheduled repayments (as set forth in Section 2.1(f) of this Agreement), provided, however, prior to the first voluntary prepayment or repurchase of any Notes or Other Notes under this Note Purchase Agreement or any Other Note Purchase Agreement, if at such time, no Mandatory Prepayment shall have been made out of Excess Cash Flow pursuant to Section 7.1(c) of the Common Terms Agreement or is (or reasonably expected to be) required to be made within the next ninety (90) days, the Company may elect, which election shall be irrevocable, to have all voluntary prepayments or repurchases of all Notes and Other Notes under this Note Purchase Agreement and the Other Note Purchase Agreements to be applied to the remaining scheduled amortization of such Notes and Other Notes in the inverse order of maturity of such scheduled amortization. If and after such election is made, all other prepayments or repurchases of any Notes or Other Notes under this Note Purchase Agreement or any Other Note Purchase Agreement shall be applied in accordance with such election. The Company shall make such election by delivering a written notice of election not later than 12:00 noon (New York time) at least three (3) Business Days before the first voluntary prepayment or repurchase of any Notes or Other Notes, to the Collateral Agent, to the Administrative Agent and each of the other Facility Agents and to the Purchasers and the Other Purchasers. Each of the Company, the Administrative Agent and the Purchasers hereby agree that upon delivery of any such notice of election, whether in respect of the repurchase or prepayment of the Notes or of any Other Notes, such election shall be irrevocable and binding upon all Purchasers and Other Purchasers.

      Section 2.8 Manner of Payment.

                  (a) Payment Generally. Except as expressly provided in Section
2.6 hereof and Section 7.2 of the Common Terms Agreement, the Company shall make each payment to the Purchasers under the Note Documents to the Paying Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or, except to the extent required by Applicable Law but subject to any payments required under
Section 2.12, Taxes (other than Excluded Taxes), at the Paying Agent's Office for deposit in the Paying Agent's Purchaser Account (which amount will be held for the Administrative Agent) at such time (and in any event by the close of business New York time on the Business Day preceding the due date for such payment) as shall provide the Paying Agent with sufficient time, in turn, to pay such amount to the Administrative Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or, except to the extent required by Applicable Law but subject to any payments required under Section 2.12, Taxes (other than Excluded Taxes) at the Administrative Agent's Office for deposit in the Administrative Agent's Purchaser Account not later than 2:00 p.m. (New York time) on the due date thereof. Any payments received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day shall be deemed received on the next succeeding Business Day. Not later than 3:00 p.m. (New York time) on the day such payment is made, the Administrative Agent shall initiate a wire transfer to each Purchaser Party, for the account of that Purchaser Party's Applicable Purchasing Office, in Dollars and in immediately available funds, of such Purchaser Party's share of the payment made to the Administrative Agent, as determined pursuant to Section 2.9. Payment to the Administrative Agent shall be made by the Paying Agent in accordance with written instructions satisfactory to the Paying Agent from time to time given to the Paying Agent by the Administrative Agent; and payment to each Purchaser Party shall be made by the Administrative Agent in accordance with written instructions satisfactory to the Administrative Agent from time to time given to the Administrative Agent by each Purchaser Party. Any payment made by the Company to the Paying Agent and by the Paying Agent to the Administrative Agent, in each case, in accordance with this
Section 2.8(a) shall, subject to Section 2.8(e) and subject to any obligation of any Purchaser Party to remit any payments received pursuant to this Section 2.8(a) to the Collateral Agent pursuant to Section 4.3 of the Collateral Agency and Intercreditor Agreement for further redistribution in accordance with the terms of the Collateral Agency and Intercreditor Agreement, satisfy pro tanto and shall be conclusive and shall discharge the Company and the Paying Agent of their respective corresponding payment obligations to the Purchaser Parties under the Notes and the other Note Documents.

                  (b) Indemnification by the Company. To the extent that the Company makes any payment due under this Agreement or any other Note Document to the Paying Agent, the Company hereby indemnifies the Purchaser Parties against any failure on the part of the Paying Agent to pay to the Administrative Agent in accordance with the payment instructions (satisfactory to the Paying Agent) provided to the Paying Agent by the Administrative Agent pursuant to Section 2.8(a) any sum due in respect of the Notes or any other Note Document by the due date or due time thereof and agrees to pay the amount of such payment due, plus interest at the Post-Default Rate, if applicable, not later than (i) one Business Day after the due date thereof, in the case of payments of principal,
(ii) three Business Days after the due date thereof, in the case of payments of interest and (iii) five Business Days after the due date thereof, in the case of expenses, Fees or other amounts payable under the Note Documents. Notwithstanding the foregoing sentence, interest shall be payable by the Company only with respect to the period of time commencing on the Business Day immediately after the date it receives written notice from the Administrative Agent of any such failure by the Paying Agent and ending on the date it makes payment in full as required by the foregoing sentence. This indemnity constitutes a separate and independent obligation from the obligations of the Company under the Notes and the other Note Documents, and shall give rise to a separate and independent cause of action. To the extent that the Paying Agent makes any payment to the Administrative Agent with respect to which the Purchaser Parties have received a payment from the Company in satisfaction of its indemnification obligations set forth in this Section 2.8(b), each Purchaser Party shall promptly return to the Company any such indemnification payment so made by the Company, together with interest at the Federal Funds Rate from one Business Day after the later of (x) the date on which the payment from the Paying Agent was received by such Purchaser Party and (y) the date on which such indemnification payment from the Company was received by such Purchaser Party, to but excluding the date on which such payment is returned to the Company.

                  (c) Payment by the Company. Notwithstanding anything in this
Section 2.8 to the contrary and except with respect to any payments made under
Section 2.6 hereof or Section 7.2 of the Common Terms Agreement, the Company may, with two (2) days prior written notice to the Paying Agent and Administrative Agent, subject to the receipt of any necessary Governmental Approvals and in lieu of making any payment to the Paying Agent in accordance with Section 2.8(a), make any payment to the Purchasers under the Note Documents to the Administrative Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or, except to the extent required by Applicable Law but subject to any payments required under Section 2.12, Taxes (other than Excluded Taxes), at the Administrative Agent's Office, for deposit in the Administrative Agent's Purchaser Account not later than 2:00 p.m. (New York time) on the due date thereof. Any payments received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day shall be deemed received on the next succeeding Business Day. The Administrative Agent shall pay amounts received from the Company to the Purchaser Parties in accordance with Section 2.8(a). Any payment made by the Company to the Administrative Agent in accordance with this
Section 2.8(c) shall, subject to Section 2.8(e) and, subject to any obligation of any Purchaser Party to remit any payments received by the Administrative Agent pursuant to this Section 2.8(c) to the Collateral Agent pursuant to
Section 4.3 of the Collateral Agency and Intercreditor Agreement for further redistribution in accordance with the terms of the Collateral Agency and Intercreditor Agreement, satisfy pro tanto and shall be conclusive and shall discharge the Company of its corresponding payment obligations to the Purchaser Parties under the Notes and the other Note Documents.

                  (d) Date of Payment. Whenever any payment or repurchase to be made hereunder shall be due on a day that is not a Business Day (or, in the case of any payment with respect to any Euro-Dollar Rate Note, not a Euro-Dollar Business Day), such payment shall instead be made on the next succeeding Business Day (or, in the case of any such payment with respect to any Euro-Dollar Rate Note, the next succeeding Euro-Dollar Business Day), together with interest accrued during the period of such extension, unless, in the case of any such payment in respect of Euro-Dollar Notes, such succeeding Euro-Dollar Business Day falls in the next calendar month, in which case such payment or repurchase shall be made on the immediately preceding Euro-Dollar Business Day.

                  (e) Payments Set Aside. To the extent any Agent, the Paying Agent or any Purchaser receives payment of any amount under the Note Documents, whether by way of payment by the Company, set-off, as proceeds of Collateral or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received and to the fullest extent permitted by Applicable Law, the Obligations or Fees or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect, together with all Collateral security therefor, as if such payment had not been received by such Agent or Purchaser. If prior to any such invalidation, declaration, setting aside or requirement, this Agreement shall have been canceled or surrendered, this Agreement shall (to the extent permitted by Applicable Law) be reinstated in full force and effect, and such prior cancellation or surrender shall (to the extent permitted by Applicable Law) not diminish, discharge or otherwise affect the obligations of the Company in respect of the amount of the affected payment.

      Section 2.9 Pro Rata Treatment.

                  (a) Except to the extent otherwise expressly provided herein or in the Collateral Agency and Intercreditor Agreement, (i) each payment or prepayment by the Company or the Paying Agent of principal or payment in respect of a repurchase by the Company of the Tranche B Notes shall be made for the account of the Purchasers pro rata according to the respective outstanding principal amount of Tranche B Notes held by the Purchasers, (ii) each payment or prepayment by the Company or the Paying Agent of principal or payment in respect of a repurchase by the Company of the Tranche C Notes shall be made for the account of the Purchasers pro rata according to the respective outstanding principal amount of Tranche C Notes held by the Purchasers, (iii) each payment or prepayment by the Company or the Paying Agent of principal or payment in respect of a repurchase by the Company of the Interest-Bearing Notes shall be made for the account of the Purchasers pro rata according to the respective outstanding principal amount of Interest-Bearing Notes held by the Purchasers,
(iv) each payment by the Company or the Paying Agent of interest on the Interest-Bearing Notes shall be made for the account of the Purchasers holding Interest-Bearing Notes pro rata according to the respective accrued and unpaid interest on those Interest-Bearing Notes on such day, and (v) each payment by the Company or the Paying Agent of any other amount owing under the Notes and the other Note Documents shall be made for the account of the Purchasers pro rata according to the respective outstanding amounts owed to the Purchasers on such day.

                  (b) All payments received by the Administrative Agent from the Collateral Agent in accordance with Article IV of the Collateral Agency and Intercreditor Agreement shall be applied pro rata according to the respective aggregate outstanding amounts owed to the Purchasers on such day.

                  (c) [RESERVED]

                  (d) Except with respect to payments to any Purchaser by a Political Risk Insurer in respect of Political Risk Insurance to which such Purchaser is a party, if any Purchaser shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the amounts owing to it under the Notes issued to it (other than pursuant to Section 2.11, 2.12 or 2.13) in excess of the amounts it ought to receive in accordance with clause (a) above, such Purchaser shall forthwith purchase from the other Purchasers such participations in the amounts under the Notes owing to them as shall be necessary to cause such purchasing Purchaser to share the excess payment such that each Purchaser shall have received the amounts it ought to have received in accordance with clause (a) above; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each Purchaser shall be rescinded and each such Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such recovery together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. The Company agrees that any Purchaser so purchasing a participation from another Purchaser pursuant to this Section 2.9(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Purchaser were the direct creditor of the Company in the amount of such participation.

      Section 2.10 Mandatory Suspension and Conversion of Euro-Dollar Rate Notes. All outstanding Euro-Dollar Rate Notes shall be converted into Base Rate Notes on the last day of the respective Interest Periods applicable thereto (or, if earlier, in the case of clause 2.10(b) below, on the last day that the applicable Purchaser can lawfully continue to hold Euro-Dollar Rate Notes) and all pending requests for the purchase of Euro-Dollar Rate Notes shall be deemed to be requests for the purchase of Base Rate Notes, if:

                  (a) On or prior to the determination of the interest rate for a Euro-Dollar Rate Note for any Interest Period, (i) the Administrative Agent determines in good faith that, by reason of circumstances affecting the London interbank Euro-Dollar market, adequate and fair means do not exist for determining the Adjusted Euro-Dollar Rate or (ii) the Required Purchasers advise the Administrative Agent (which shall thereupon notify the Company and the other Purchaser Parties) that the Adjusted Euro-Dollar Rate would not accurately reflect the cost to those Purchasers of holding a Euro-Dollar Rate Note for such Interest Period; or

                  (b) After the date hereof a Purchaser notifies the Administrative Agent (which shall thereupon notify the Company and the other Purchaser Parties) of its determination that any Regulatory Change makes it unlawful or impossible for such Purchaser or its Euro-Dollar Purchasing Office to purchase or hold any Euro-Dollar Rate Note, to obtain in the London interbank Euro-Dollar market through its Euro-Dollar Purchasing Office the funds with which to purchase any Euro-Dollar Rate Note or to comply with its obligations hereunder in respect thereof.

      Section 2.11 Regulatory Changes.

                  (a) Increased Costs. If, on or after the date hereof, any Regulatory Change shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance or similar requirement (other than any such requirement with respect to any Euro-Dollar Rate Note to the extent included in the Euro-Dollar Reserve Requirement), against, or any fees or charges in respect of, assets held by, deposits with or other liabilities for the account of, commitments of, advances or purchase price of Notes or principal amount of other credit extended by, any Purchaser Party (or its Applicable Purchasing Office), or (B) impose on any Purchaser Party (or its Applicable Purchasing Office) or on the London interbank market any other condition affecting any Euro-Dollar Rate Note or any obligation to purchase Euro-Dollar Rate Notes, and the effect of the foregoing is (i) to increase the cost to such Purchaser Party (or its Applicable Purchasing Office) of purchasing or maintaining any Euro-Dollar Rate Note by an amount which such Purchaser Party deems material or (ii) to reduce the amount of any sum received or receivable by such Purchaser Party (or its Applicable Purchasing Office) hereunder or under any other Note Document with respect thereto by an amount which such Purchaser Party deems material then, subject to Section 2.14(a), such Purchaser Party shall promptly notify the Company thereof and the Company shall from time to time pay to such Purchaser Party, within 15 days after request by such Purchaser Party, such additional amounts as may be specified by such Purchaser Party as sufficient to compensate such Purchaser Party for such increased cost or reduction.

                  (b) Capital Costs. If a Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on the capital of or maintained by any Purchaser Party, or any company controlling such Purchaser Party, as a consequence of such Purchaser Party's holding Notes or having any obligations hereunder to a level below that which such Purchaser Party or company could have achieved but for such Regulatory Change (taking into account such Purchaser Party's or company's policies with respect to capital adequacy) by an amount which such Purchaser Party deems material, then, subject to Section 2.14(a), such Purchaser Party shall promptly notify the Company thereof and the Company shall from time to time pay to such Purchaser Party, within 15 days after request by such Purchaser Party, such additional amounts as may be specified by such Purchaser Party as sufficient to compensate such Purchaser Party or company for such reduction in return, to the extent such Purchaser Party or such company determines such reduction to be attributable to the existence or maintenance of such Notes or obligations for the account of the Company.

                  (c) Exceptions. The Company shall not be obligated to make any payment to any Purchaser Party under Section 2.11(a) or (b) to the extent such Purchaser Party has already received compensation for such increased costs or reduction pursuant to another Section of this Agreement. No payment shall be due or owing under this Section 2.11 on account or in respect of Taxes or any liability, deduction or withholding in respect of Taxes. To the extent that any amount otherwise payable under this Section 2.11 would result in a payment on account of Taxes, then Section 2.12 shall govern with respect to such payment on account of Taxes.

      Section 2.12 Taxes.

                  (a) If the Company or the Paying Agent is required by Applicable Law to make any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Note Document by the Company to the Paying Agent or by the Company or the Paying Agent to, or for the account of, any Purchaser Party, the Company shall pay to the Paying Agent or the Company, for itself or on behalf of the Paying Agent, shall pay to, or for the account of, such Purchaser Party, on the date such amount is payable, such additional amounts as may be necessary to ensure that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that the Paying Agent or such Purchaser Party would have been entitled to receive under the Note Documents if no deductions or withholdings were made; provided that the foregoing shall not apply to any Taxes imposed on any payments made by the Administrative Agent to or for the account of any other Purchaser Party from or to any jurisdiction other than Israel, the United States or Canada. Promptly after obtaining knowledge of such deduction or withholding, the Company shall provide notice thereof to the Paying Agent, or to such Purchaser Party, as the case may be, which notice shall include the additional amounts necessary due to such deduction or withholding. If the Company or the Paying Agent shall deduct or withhold any Taxes from any payments under the Note Documents, it shall provide to the relevant Purchaser Party for whose account such payment was made, to the extent available to the Company or the Paying Agent, (i) a statement setting forth the amount and type of Taxes so deducted or withheld, the applicable rate and any other information or documentation that the Paying Agent or such Purchaser Party may reasonably request and (ii) as promptly as possible after payment is made to the relevant Governmental Authority, a certified copy of any original official receipt received by the Company showing payment.

                  (b) If any Purchaser Party is required to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Note Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against such Purchaser Party, whether or not correctly or legally imposed, then (i) such Purchaser Party shall promptly notify the Administrative Agent and the Company and shall provide such evidence thereof, in such form as is reasonably specified by the Company, and such cooperation as the Company may reasonably request, and (ii) the Company or the Paying Agent, as the case may be, shall promptly pay to such Purchaser Party such additional amounts as may be necessary to ensure that the amount received by such Purchaser Party, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that such Purchaser Party would have been entitled to retain under the Note Documents in the absence of the payment, imposition, levy or assessment of such Taxes. Notwithstanding anything in this Section 2.12(b) to the contrary, neither the Company nor the Paying Agent will be required to indemnify any Purchaser Party for any Taxes imposed on payments made by the Administrative Agent to or for the account of any other Purchaser Party from or to any jurisdiction other than Israel, the United States or Canada.

                  (c) [Reserved].

                  (d) Upon the written request of the Company, each Purchaser Party shall promptly provide to the Company, the Paying Agent, the Administrative Agent and the Collateral Agent such form, certification or similar documentation (each duly completed, accurate and signed) as is required by Brazil or any other jurisdiction otherwise imposing Taxes and specified by the Company in such request, but only if required or permitted under Applicable Law, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Taxes to which such Purchaser Party is entitled pursuant to an applicable tax treaty or the laws of Brazil or such other jurisdiction; provided that no Purchaser Party shall have any obligation to provide such form, certification or similar document if, in the sole judgment of such Purchaser Party, the provision of such form, certification or similar document will be unduly burdensome, will require such Purchaser Party to disclose any confidential or proprietary information (including, without limitation, its Tax returns and Tax calculations that are not otherwise publicly available) or will otherwise be disadvantageous to such Purchaser Party. Subject to the proviso in the immediately preceding sentence, the Company shall not be required to indemnify any Purchaser Party under Section 2.12(a) or 2.12(b) for any Taxes to the extent that such Taxes would not be imposed but for the failure by such Purchaser Party to provide any form, certification or similar document as required by this subsection; provided that if a Purchaser Party that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Purchaser Party shall reasonably request to assist such Purchaser Party to recover such Taxes.

      Section 2.13 Compensation for Funding Losses. The Company shall pay to the Administrative Agent on behalf of any Purchaser, upon demand by such Purchaser, such amount or amounts as such Purchaser determines is or are necessary to compensate it for any loss, cost, expense or liabilities incurred (including any loss, cost, expense or liability incurred by reason of the liquidation or redeployment of deposits but not for any lost profits) by it as a result of any payment, prepayment, repurchase or conversion of any Euro-Dollar Rate Note for any reason (excluding by reason of a Mandatory Repurchase, but including by reason of an acceleration pursuant to Section 6.2 or by operation of Section 2.10) on a date other than the last day of an Interest Period applicable to such Euro-Dollar Rate Note. The loss to any Purchaser attributable to any such event shall be deemed to be an amount determined by such Purchaser to be equal to the excess, if any, of (i) the amount of interest that such Purchaser would pay for a deposit equal to the principal amount of the applicable Euro-Dollar Rate Note so paid, prepaid, repurchased, converted or not issued, as applicable, for the period from the date of such payment, prepayment, repurchase, conversion or failure to the last day of the then current Interest Period for such Euro-Dollar Rate Note (or, in the case of a failure to issue, the duration of the initial Interest Period that would have been in effect with respect to such Note) if the interest rate payable on such deposit were equal to the Adjusted Euro-Dollar Rate for such Interest Period, over (ii) the amount of interest that such Purchaser would earn on such principal amount for such period if such Purchaser were to invest such principal amount for such period at the interest rate that would be offered by such Purchaser (or an Affiliate of such Purchaser) for dollar deposits from other banks in the eurodollar market at the commencement of such period.

      Section 2.14 Certificates Regarding Yield Protection, Etc.

                  (a) Any request by any Purchaser Party for payment of additional amounts pursuant to Sections 2.11, 2.12 and 2.13 shall be submitted through the Administrative Agent and shall be accompanied by a certificate of such Purchaser Party setting forth in reasonable detail the basis and calculation of the amount of such request. In determining the amount of such payment, such Purchaser Party may use such reasonable attribution or averaging methods as it deems reasonably appropriate and practical.

                  (b) Before any Purchaser Party requests compensation under
Section 2.11 or 2.12, such Purchaser Party shall designate a different Applicable Purchasing Office if such designation (i) will avoid the need for such request or reduce the amount payable under such Section and (ii) will not cause the imposition on such Purchaser Party of any additional costs or legal, regulatory or administrative burdens deemed by such Purchaser Party to be material or otherwise deemed by such Purchaser Party in its absolute and sole discretion to be disadvantageous to it.

                  (c) Failure or delay on the part of any Purchaser Party to demand compensation pursuant to Section 2.11 by submitting a certificate requesting same in accordance with this Section 2.14 shall not constitute a waiver of such Purchaser Party's right to demand such compensation, provided such demand is made within one year of the date the Purchaser Party incurred such additional cost or expense.

      Section 2.15 Applicable Purchasing Office; Discretion of Purchasers as to Manner of Funding. Each Purchaser may purchase, carry or transfer Euro-Dollar Rate Notes at, to, or for the account of an Affiliate of the Purchaser, provided that such Affiliate shall not be entitled to receive any greater amount under
Section 2.11 or 2.12 as a result of the transfer of any such Note than such Purchaser would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or (b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Purchaser shall be entitled to purchase all or any part of its Euro-Dollar Rate Notes in any lawful manner it sees fit.

      Section 2.16 No Set-Off Regarding Vendor Supply Agreement. The obligations of the GVT Parties to pay all their respective Obligations under this Agreement shall not be affected by (a) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right that the Company or any of its Subsidiaries may have against the Vendor for any reason whatsoever arising under or pursuant to the Vendor Supply Agreement or otherwise relating to the purchase of goods or services from the Vendor, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment, material or service provided by the Vendor under the Vendor Supply Agreement, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Company or any Guarantor or affecting any of its properties, (d) any action of any Governmental Authority or any damage to or destruction of or any taking of the Company's or any Guarantor's property or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission herein or in the other Note Documents (except for express written amendments to this Agreement and other Note Documents as and in the manner permitted under this Agreement or the other Note Documents), (f) any dissolution of the Company or any other GVT Party, whether or not permitted under the Note Documents, (g) any inability or illegality with respect to the use or ownership of the Company's or any other GVT Party's property, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to any required Governmental Approvals, (i) any lack of power or authority of the Administrative Agent or any other Purchaser Party or the Company or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Company or any other GVT Party shall have notice or knowledge of any of the foregoing, it being the intention of the Administrative Agent and the other Purchaser Parties, the Company and the other GVT Parties that the Obligations of the Company and the other GVT Parties hereunder and under the other Note Documents shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been amended or terminated pursuant to an express provision hereof or of any of the other Note Documents.

                                  ARTICLE III

                               CLOSING CONDITIONS

      Section 3.1 Closing Conditions. The occurrence of the Closing Date, the obligations hereunder of all parties hereto and the effectiveness of this Agreement are subject to the conditions precedent specified in Section 2.1 of the Common Terms Agreement having been met in form and substance satisfactory to, or waived by, the Collateral Agent and each of the Purchaser Parties and Noteholders.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Company hereby repeats herein as of the date hereof and as of the Closing Date, by reference to the law, facts and circumstances existing on such dates, all of the representations and warranties set forth in Article 3 of the Common Terms Agreement, which representations and warranties are hereby incorporated herein by reference.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

      Section 5.1 Common Terms Agreement. The affirmative and negative covenants set forth in Articles 4 and 5 of the Common Terms Agreement are hereby incorporated by reference.

      Section 5.2 Syndication Efforts

                  (a) The Company hereby agrees to cooperate with the Administrative Agent and the Initial Purchaser in connection with two (2) syndication efforts (each a "Syndication"), at such times as the Administrative Agent or the Initial Purchaser may elect; provided however that each Syndication shall not exceed ninety (90) days from the time that the Memorandum (as defined below) in connection with such Syndication has been finalized, completed and signed (the "Syndication Period"); provided, further, that if any Syndication shall be terminated or discontinued as a result of a Market Material Adverse Effect, the Company shall cooperate with the Administrative Agent and the Initial Purchaser in connection with one (1) additional syndication effort. In connection therewith, the Company shall provide the Administrative Agent and its legal counsel and consultants with such information and access to their respective officers, directors, employees, accountants, and legal counsel as may be reasonably requested for the purpose of performing due diligence and preparing an information memorandum or like presentation package (the "Memorandum") for distribution to financial institutions and other Persons who may be interested in participating in the Notes (together with the Initial Purchaser, the "Syndicate"). The information requested pursuant to this Section
5.2 may include, but may not be limited to, general industry information and information concerning the Company generally, along with historic and projected financial information of the Company; provided, however, that the Company shall be under no obligation to provide any information that it is not obligated to provide under Section 4.8(b)(viii) of the Common Terms Agreement.

                  (b) The Company agrees to make reasonable changes in this Agreement and the other Note Documents as needed to complete the Syndications, which changes would not be adverse in any material respect to the Company and would not modify the rate, payment terms, or stated maturity of the Notes.

                  (c) Prior to delivery of the Memorandum to any potential Syndicate member, one or more knowledgeable Senior Officers of the Company shall review the Memorandum and will provide a certificate to the Administrative Agent and the Initial Purchaser stating that, to the best of each such Senior Officer's knowledge, the information included in the Memorandum is correct in all material respects and does not contain any untrue statement of a material fact or omit to state any fact necessary to make such information not materially misleading or identifying and correcting such untrue statements and/or omissions. The Company shall be required to update the Memorandum while any Syndication is ongoing as reasonably requested by the Administrative Agent provided, however, that the Company shall be under no obligation to provide any information that it is not obligated to provide under Section 4.8(b)(viii) of the Common Terms Agreement.

                  (d) The Company hereby agrees that no other major financing for the Company will be syndicated by or with the cooperation of the Company in the global bank markets which would jeopardize the success of any Syndication by using up a substantial portion of the Company's credit capacity (other than a syndication of the Other Notes under the Other Note Purchase Agreements) during the period beginning on the date on which the Administrative Agent or the Initial Purchaser notifies the Company that it will begin Syndication and ending on the earliest of (i) 150 days after such date; (ii) the date on which the Syndication is terminated or discontinued for any reason (and such termination or discontinuation is confirmed in writing by the Administrative Agent) and
(iii) the expiration of the Syndication Period.

      Section 5.3 Certain Regulatory Restrictions. The Purchaser Parties and the Company acknowledge and agree that the Company may require certain Central Bank foreign exchange approvals in the future in order to utilize the commercial foreign exchange markets to make remittances in Dollars out of Brazil with respect to payments to the Administrative Agent or to the Paying Agent not specifically identified in the related Central Bank Registration existing on the Closing Date or issued thereafter; provided that the failure to have or receive any such approvals does not (and shall not be deemed to) limit in any respect the Company's obligations under the Note Documents, including their respective obligations to pay all amounts due hereunder and thereunder in Dollars in the amounts and at the times provided for herein and therein.

      Section 5.4 Performance of Political Risk Insurance. The Company agrees to: (i) cooperate with each Purchaser in obtaining and maintaining Political Risk Insurance, (ii) take such actions as are necessary or are otherwise reasonably requested by any Agent or Purchaser to enable such Agent or such Purchaser, as the case may be, to perform its respective obligations under such Political Risk Insurance in the event of a loss covered by such Political Risk Insurance, including, without limitation, the establishment and maintenance by the Company of an account with a financial institution or governmental institution for the deposit of Brazilian Reais in the event that such an account is required to be established under any Political Risk Insurance in connection with any claim of currency inconvertibility or transferability, and (iii) provided the Company has notice of the terms of such Political Risk Insurance, take no action which pursuant to the terms of, or the exclusions from coverage under, any Political Risk Insurance disclosed to the Company could reasonably be likely to result in the termination of, or a denial of any claim under, such Political Risk Insurance; it being understood that the obligation to pay premiums under any Political Risk Insurance shall be the obligation of the Purchaser insured thereunder.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      Section 6.1 Events of Default. The occurrence of any one or more of the "Events of Default" described in Article 6 of the Common Terms Agreement shall constitute an event of default (each an "Event of Default") hereunder.

      Section 6.2 Remedies.

                  (a) If an Event of Default occurs under Section 6.1(f) or
Section 6.1(g) of the Common Terms Agreement, the unpaid principal amount of the Notes and all other Obligations due to the Purchasers under this Agreement shall automatically become immediately due and payable, all without presentment, demand, protest, any additional notice or other requirements of any kind (including notice of dishonor and notice of intent to accelerate), all of which are hereby expressly waived by the Company.

                  (b) If an Event of Default occurs and is continuing, other than under Section 6.1(f) or 6.1(g) of the Common Terms Agreement, the Administrative Agent may, or upon written request of the Required Purchasers shall, (1) deliver a notice of default (a "Notice of Default") to the Collateral Agent, and/or (2) notify the Collateral Agent of their desire to declare the outstanding principal amount of the Notes and all other Obligations due to the Purchasers to be, and subject to clause (c) below, the same shall thereupon become, due and payable to the Purchasers, all without presentment, demand, protest, any additional notice or other requirements of any kind (including notice of dishonor and notice of intent to accelerate), all of which are hereby expressly waived by the Company.

                  (c) Notwithstanding anything in this Section 6.2 to the contrary, the exercise of rights and remedies of the Administrative Agent and the Purchasers hereunder, under the Pari Passu Collateral Documents, under the other Note Documents and under Applicable Law, shall be subject to the terms and conditions of the Collateral Agency and Intercreditor Agreement.

                                  ARTICLE VII

             THE ADMINISTRATIVE AGENT, THE PURCHASERS AND CO-AGENTS

      Section 7.1 Authorization and Action.

                  (a) Each Purchaser hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Note Documents (i) to agree, execute and deliver or accept, on its behalf, the other Note Documents, any other documents, instruments and agreements related thereto or hereto and any amendments, supplements, waivers, consents or modifications of any of the foregoing and (ii) to take such action on its behalf under the provisions hereof and the other Note Documents and to exercise such rights, remedies, powers and privileges hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.

                  (b) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Note Documents. No duty to act, or refrain from acting, and no other obligation, covenant, responsibility or liability whatsoever, shall be implied on the basis of any right, power or authority granted to the Administrative Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority. The Administrative Agent shall not be required to exercise any right, power, remedy or privilege granted to it in any Note Document, to ascertain or inquire whether any Default or Event of Default has occurred and is continuing, or to inspect the property (including the books and records) of the Company or to take any other affirmative action, except as expressly provided in
Section 6.2 or elsewhere in the Note Documents, or unless requested or directed to do so in accordance with the provisions of Section 8.3 or the provisions of the Collateral Agency and Intercreditor Agreement.

                  (c) Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine or any other Applicable Law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties; provided, however, that the Company Parties are entitled to assume that any action taken by the Administrative Agent purportedly on behalf of a Purchaser has been duly authorized by, and is binding upon, such Purchaser and the Company Parties may rely upon such actions for all purposes under the Note Documents.

                  (d) The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Purchaser Party. Except for notices, reports and other documents and information expressly required to be furnished to the Purchaser Parties by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any credit or other information concerning the affairs, financial condition or business of the Company that may come into the possession of the Administrative Agent or any of its Affiliates.

      Section 7.2 Exculpation; Administrative Agent's Reliance; Etc. Neither the Administrative Agent in its capacity as such nor any of its directors, officers, agents, attorneys or employees shall be liable to the Company or any other Purchaser Party for any action lawfully taken or omitted to be taken by it or them (whether negligently or otherwise) under or in connection with any Note Document (a) with the consent or at the request of the Required Purchasers (except as otherwise provided in Section 8.3 or in the Collateral Agency and Intercreditor Agreement), or (b) in any other circumstances, except for its or their own gross negligence or willful misconduct. The Administrative Agent makes no warranty or representation to any other Purchaser Party and shall not be responsible to any other Purchaser Party for any recitals, statements, warranties or representations made in, or in connection with, any Note Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any Note Document or any financial information, opinions of counsel or other documents executed and delivered pursuant thereto, or for the financial condition of the Company. The Administrative Agent shall not be responsible to any Purchaser for the satisfaction of any condition specified in Article III hereof or Article 2 of the Common Terms Agreement, except receipt of items required to be delivered to the Administrative Agent, or for the value, effectiveness, priority, genuineness, validity, of any Collateral or any Lien thereon. The Administrative Agent may treat the Purchaser identified in the Register as the holder of any Note as the holder thereof until the Administrative Agent receives the related Assignment and Acceptance signed by such Purchaser and the assignee and in form satisfactory to the Administrative Agent. The Administrative Agent shall be entitled to rely upon any notice, certificate or other writing believed by the Administrative Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by the Administrative Agent and to act in reliance upon the advice of such counsel and other experts concerning its actions and duties hereunder.

      Section 7.3 Administrative Agent and Affiliates. The Administrative Agent shall, in its capacity as a Purchaser, have the same rights, powers and obligations under this Agreement and the other Note Documents as any other Purchaser and may exercise or refrain from exercising the same as though it were not the Administrative Agent, including the right to give or deny consent to any action requiring consent or direction of the Required Purchasers (or, as provided in Section 8.3 or in Section 6.1 or 6.2 of the Collateral Agency and Intercreditor Agreement). The Administrative Agent in its individual capacity and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Affiliate of the Company, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Purchasers. The Administrative Agent shall be entitled to receive from the Company or from the Paying Agent its fees or portions thereof in connection with this transaction without any liability to account therefor to any other Purchaser, except as the Administrative Agent may have expressly agreed.

      Section 7.4 Purchaser Credit Decision; Acknowledgment of Use of Proceeds Benefiting the Initial Purchaser. Each Purchaser Party acknowledges that it has, independently and without reliance upon any Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Documents. Each Purchaser Party expressly recognizes that the proceeds of a significant portion of the Notes have been used to make payments to the Vendor under the Vendor Supply Agreement and expressly agrees that the Initial Purchaser, whether or not it is the Vendor, shall have the rights and obligations specified under this Agreement, all without regard to the fact that such proceeds have been used for such purpose and that the Vendor Supply Agreement exists.

      Section 7.5 Indemnification. The Administrative Agent shall in no event be required to take any action under the Note Documents or in relation thereto not expressly specified therein, unless it shall first be indemnified to its satisfaction by the other Purchasers against any and all liability and expense that it may incur by reason of taking any such action. Each Purchaser agrees to indemnify and hold the Administrative Agent harmless (to the extent not promptly paid or reimbursed by the Company or, to the extent required by Section 8.1, the Initial Purchaser), ratably according to the aggregate principal amount of Notes held by them, from and against any and all (a) costs, expenses and other amounts incurred by the Administrative Agent otherwise payable by the Company pursuant to Section 8.1 and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Administrative Agent, except to the extent they resulted from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Purchaser agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Note Documents, to the extent that the Administrative Agent is not promptly reimbursed for such expenses by the Company.

      Section 7.6 Successor Administrative Agent. Subject to the penultimate sentence of this Section 7.6, the Administrative Agent may resign at any time as Administrative Agent under the Note Documents by giving thirty (30) days' written notice thereof to the Purchasers and the Company. Upon any such resignation, the Required Purchasers shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Initial Purchaser, unless the Initial Purchaser Release Date shall have occurred, and the Company, unless a Default or Event of Default shall then exist; provided that the Company shall not unreasonably withhold its consent to the appointment of any successor Administrative Agent, and any affiliate or successor of ECI, any entity created upon a reorganization of ECI or any affiliate or successor of any entity created upon a reorganization of ECI, including, without limitation, any entity surviving upon a merger of ECI with any other Person, may become a successor Administrative Agent hereunder without the consent of any Person. If no successor Administrative Agent shall have been so appointed by the Required Purchasers, and shall have accepted such appointment, within sixty (60) days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the other Purchaser Parties, appoint a successor Administrative Agent, which shall (i) be a financial institution or a branch or agency of a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof and (ii) be entitled to charge customary administrative agency fees. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged of its duties and obligations under the Note Documents. Upon any retiring Administrative Agent's resignation, the provisions of this Article VII (as well as other expense reimbursement, indemnification and exculpatory provisions in the other Note Documents) shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      Section 7.7 Purchaser Parties. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the other Purchaser Parties and the Company shall not have any rights to rely on or enforce any of the provisions hereof (except that (a) the provisions of Section 7.6, unless a Default or an Event of Default shall then exist, and of Sections 7.8(c) and 7.9(a) are also for the benefit of the Company and (b) the Company is entitled to rely on any release executed by the Administrative Agent as authorized by
Section 7.8). In performing its functions and duties under the Note Documents, except as expressly otherwise provided in Section 8.6(c), the Administrative Agent shall act solely as Administrative Agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company.

      Section 7.8 Collateral and Guaranty Matters.

                  (a) The Administrative Agent is hereby authorized to act as, or to appoint and authorize any Person or Person specified herein to act as, and, pursuant to Article 653 of the Brazilian Civil Code, does hereby appoint and authorize the Collateral Agent to act as, attorney-in-fact for purposes of
Article 684 of the Brazilian Civil Code subject to the terms and conditions set forth herein. The Administrative Agent is further hereby authorized to act as, or to appoint and authorize the Person or Persons specified in the Collateral Agency and Intercreditor Agreement to act as, Collateral Agent on behalf of the Secured Parties under the Collateral Agency and Intercreditor Agreement, the Pari Passu Collateral Documents and the other Note Documents, as applicable, subject to the terms and conditions set forth in such documents.

                  (b) Except for any matters expressly subject to the consent or approval of the Administrative Agent under the Note Documents, the Administrative Agent shall not, without the prior approval of the Required Purchasers, or as otherwise provided in the Collateral Agency and Intercreditor Agreement, consent to any departure by the Company from the terms of, waive any default or otherwise amend this Agreement or any other Note Document. The Administrative Agent will not take any action contrary to the written direction of the Required Purchasers, will take any lawful action not contrary to the provisions of the Note Documents prescribed in written instructions of the Required Purchasers, or as otherwise provided in the Collateral Agency and Intercreditor Agreement, and, as to any matters not expressly provided for by the Note Documents, may decline to take any action, except upon the written instructions of the Required Purchasers, or as otherwise provided in the Collateral Agency and Intercreditor Agreement. If such instructions are requested by the Administrative Agent reasonably promptly, the Administrative Agent shall be absolutely entitled to refrain from taking any action and shall not have any liability to the Company or any of its Subsidiaries or any other Purchaser Party or Purchaser (as defined in the Common Terms Agreement) for refraining from taking any action until it shall have received such instructions; provided, however, that the Administrative Agent shall in no event be required to take or refrain from taking any action that would, in the Administrative Agent's opinion, (i) be contrary to the provisions of any Note Document or Applicable Law or (ii) be reasonably likely to result in material liability to the Administrative Agent.

                  (c) The Purchasers hereby irrevocably authorize the Administrative Agent to, or to join with the Collateral Agent, in its discretion, in any release of any Lien held by the Collateral Agent upon any Collateral (i) from and after the day of termination of any Pari Passu Collateral Document pursuant to the terms thereof; (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent and the Collateral Agent that (A) the sale or disposition is permitted under the relevant Pari Passu Collateral Document or the Common Terms Agreement and (B) all applicable provisions of the Common Terms Agreement are being complied with in connection therewith (and the Administrative Agent and the Collateral Agent may rely conclusively on any such certificate, without further inquiry, unless notified to the contrary by the Required Purchasers, or as otherwise provided in the Collateral Agency and Intercreditor Agreement); or (iii) as otherwise approved, authorized or ratified in writing in accordance with Sections 2.8 and
6.2 of the Collateral Agency and Intercreditor Agreement; provided, however, that (A) the Administrative Agent shall not be required to execute any such documents on terms that create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations under this Agreement, the Guaranties or any other Liens upon (or obligations of the Company in respect of) the assets retained by the Company, including the proceeds of any Asset Disposition, each of which shall continue to constitute part of the Collateral to the extent provided in the Common Terms Agreement and the Pari Passu Collateral Documents. Upon request by the Administrative Agent at any time, the other Purchaser Parties will confirm in writing the Administrative Agent's and Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 7.8(c).

                  (d) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any other Purchaser Party or other Person to assure that the Collateral exists or is owned by the Company or (except as otherwise expressly required by the Pari Passu Collateral Documents) is cared for, protected or insured, or that the Liens of the Collateral Agent thereunder have been properly created, perfected, protected or enforced or are entitled to any particular priority.

                  (e) Except as otherwise provided in the Pari Passu Collateral Documents and the Collateral Agency and Intercreditor Agreement, the Collateral Agent, in its discretion, may act in any manner it may deem appropriate in respect of the Collateral.

      Section 7.9 Payments; Availability of Funds; Certain Notices

                  (a) If the Administrative Agent shall fail to deliver to any other Purchaser Party its share of any payment received from the Paying Agent, the Collateral Agent or the Company, as the case may be, as and when required by
Section 2.8, neither the Paying Agent, the Collateral Agent nor the Company shall have any liability therefor and the Administrative Agent shall pay to such Purchaser Party its share of such payment together with interest on such amount at the Federal Funds Rate, for each day from the date such amount was required to be paid to such Purchaser Party until the date the Administrative Agent pays such amount to such Purchaser Party, calculated as set forth in Section 2.3(d).

                  (b) Unless the Administrative Agent shall have been notified by the Company prior to the date on which the Company is required to make any payment hereunder (including, in the case of the Company, any payment in satisfaction of its indemnification obligations hereunder or under the Common Terms Agreement) that it does not intend to make available to the Administrative Agent such payment, the Administrative Agent may assume that the Company will make such amount available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Purchaser Parties a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by the Company, the Administrative Agent shall be entitled to recover such amount on demand from the Company. Such amount shall be payable together with interest thereon from the day on which such corresponding amount was made available by the Administrative Agent to the Purchaser Party to the date of payment by the Company at a rate of interest equal to the interest rate applicable to the Note.

                  (c) The Administrative Agent shall promptly notify the Purchaser Parties telephonically or by facsimile of any automatic continuation of any Euro-Dollar Rate Note pursuant to Section 2.3(c)(iv), the Adjusted Euro-Dollar Rate for each Interest Period (and the relevant interest rate), and the date of any expected payment and all other material notices transmitted by the Company.

      Section 7.10 Obligations of Purchaser Parties Several; Right to Initiate Judicial Proceedings.

                  (a) Each Purchaser Party's obligations hereunder are several, and not joint or joint and several. The failure of any Purchaser Party to purchase any Note or otherwise to perform its obligations hereunder will not increase the obligations of any other Purchaser Party. Notwithstanding the foregoing, any Purchaser may assume, but shall have no obligation to any Person to assume, any non-performing Purchaser's obligation to purchase a Note. Nothing contained in this Agreement and no action taken by the Administrative Agent or any other Purchaser Party pursuant to this Agreement shall be deemed to constitute the Administrative Agent and any other Purchaser Party to be a partnership, an association, a joint venture or any other kind of entity.

                  (b) Pursuant to the provisions of the Collateral Agency and Intercreditor Agreement, the Collateral Agent has the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by the Collateral Agency and Intercreditor Agreement and the Pari Passu Collateral Documents and may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon Collateral and to sell all or, from time to time, any of the Collateral as permitted by the Pari Passu Collateral Documents; provided, however, that the Collateral Agent shall not be required to exercise any discretionary power granted to the Collateral Agent in the Collateral Agency and Intercreditor Agreement or the Pari Passu Collateral Documents.

                  (c) Subject to the terms of the Collateral Agency and Intercreditor Agreement, the Administrative Agent has the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Note Documents and may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights.

      Section 7.11 Co-Agents. No Co-Agent, in such capacity, shall have any right, power, obligation, liability, duty or responsibility whatsoever under the Note Documents to, and no Co-Agent shall be deemed to have any fiduciary relationship with, any Purchaser. Each Purchaser acknowledges that it has not relied, and will not rely, on any of the Co-Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder. Each of the Co-Agents shall be entitled to all immunities and indemnities of the Administrative Agent provided in this Article VII, mutatis mutandis.

      Section 7.12 [RESERVED].

      Section 7.13 Common Terms Agreement; Paying Agency Agreement.

                  (a) Each Purchaser Party hereby approves the form of the Common Terms Agreement and the other Note Documents attached as exhibits to the Common Terms Agreement or delivered pursuant to Section 2.1(b) of the Common Terms Agreement and hereby authorizes each of the Administrative Agent and the Collateral Agent on its behalf to accept from the GVT Parties and execute and deliver as Administrative Agent or Collateral Agent, as applicable, and on behalf of the Purchasers, the Common Terms Agreement and other Note Documents in substantially the form of such exhibits or the form so delivered, with such changes, additions or deletions as the Administrative Agent and Collateral Agent, in their reasonable discretion, may approve as reasonably necessary or appropriate, such approval to be conclusively evidenced by the Administrative Agent's and Collateral Agent's acceptance or execution thereof. Without limitation, each Purchaser agrees to be bound by the Common Terms Agreement and such other Note Documents, any amendment thereto adopted in accordance with the terms thereof and by any notices that the Administrative Agent may deliver thereunder on the Purchasers' behalf. Each Purchaser Party also authorizes the Administrative Agent and the Collateral Agent to accept, or execute and deliver, such additional documents (including financing statements, opinions, certificates and other documents in form and substance satisfactory to the Administrative Agent and the Collateral Agent, in their discretion) in connection with the closing pursuant to Section 3.1 hereof and Section 2.1 of the Common Terms Agreement, or any subsequent closing for the pledge of any additional Collateral or any additional Guaranties as the Administrative Agent or the Collateral Agent, in its respective reasonable discretion, may approve, such approval to be conclusively evidenced by the Administrative Agent's or Collateral Agent's acceptance or execution thereof.

                  (b) Each Purchaser Party hereby approves the form of the Paying Agency Agreement and hereby authorizes the Administrative Agent on its behalf to accept from the Company and execute and deliver as Administrative Agent on behalf of the Purchasers the Paying Agency Agreement in substantially the form presented to such Purchaser Party, with such changes, additions or deletions as the Administrative Agent, in its reasonable discretion, may approve as reasonably necessary or appropriate, such approval to be conclusively evidenced by the Administrative Agent's acceptance or execution thereof. Without limitation, each Purchaser agrees to be bound by the Paying Agency Agreement, any amendment thereto adopted in accordance with the terms hereof and by any notices that the Administrative Agent may deliver thereunder on the Purchasers' behalf.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Expenses. The Company shall pay promptly after demand:

                  (a) any and all reasonable out-of-pocket expenses incurred by any Initial Purchaser Party through the Closing Date associated with the performance of any due diligence review and the preparation, negotiation, execution and delivery of the Note Documents, including the reasonable fees, disbursements and other charges of one firm of the Initial Purchaser's outside counsel in each of the United States of America, Brazil, the Netherlands, the Netherlands Antilles and Israel and in any other jurisdiction where outside counsel is necessary in connection with consummation of the transactions contemplated by the Note Documents, in each case whether or not the Closing Date occurs;

                  (b) any and all reasonable out of pocket expenses of the Administrative Agent and the Initial Purchaser with respect to Syndication of this Agreement and the facilities hereunder, including printing, legal and travel expenses in an amount not to exceed $75,000 in the aggregate for all Syndications;

                  (c) any and all reasonable out-of-pocket expenses incurred by any Purchaser Party associated with the administration of the Note Documents and any waiver or amendment of the Note Documents (including the execution and delivery of additional Pari Passu Collateral Documents as required by the Common Terms Agreement), including the reasonable fees, disbursements and other charges of one firm of the Initial Purchaser's (or the Administrative Agent's, as the case may be) outside counsel in each of the United States of America, Brazil, the Netherlands, the Netherlands Antilles and Israel and in any other jurisdiction where outside counsel is necessary in connection with consummation of the transactions contemplated by the Note Documents; and

                  (d) any and all out-of-pocket costs and expenses (including fees and disbursements of outside attorneys, appraisers, consultants and other experts) incurred by any Purchaser Party, after an actual or alleged Default or an Event of Default, in any workout, restructuring or similar arrangements, or in connection with the protection, preservation, exercise or enforcement of any of the terms of the Note Documents, or in connection with any foreclosure, collection or bankruptcy proceedings.

      Section 8.2 Indemnity. The Purchaser Parties under this Agreement shall be indemnified to the extent and subject to the terms and conditions set forth in
Section 8.2 of the Common Terms Agreement. Section 8.2 of the Common Terms Agreement is hereby incorporated herein by reference, provided that all references therein to "this Agreement" shall be read as being to this Agreement.

      Section 8.3 Waivers; Amendments in Writing.

                  (a) Subject to Section 6.2 of the Collateral Agency and Intercreditor Agreement, no amendment of any provision of this Agreement, the Notes, any other Note Document or the Paying Agency Agreement (including, in each case, a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed or consented to by the Administrative Agent, the Initial Purchaser (unless the Initial Purchaser Release Date shall have occurred), the Required Purchasers and each GVT Party party thereto. Notwithstanding the foregoing:

                        (i) No amendment that has the effect of (A) reducing the
            rate or amount, or extending the stated maturity or due date, of any amount payable by any GVT Party to any Purchaser Party under the Note Documents (including the amount payable pursuant to any Mandatory Repurchase or in satisfaction of any indemnification obligation arising under Section 2.8(b)), (B) subjecting any Purchaser Party to any additional obligation to extend credit, (C) permitting the creation of any Lien ranking prior to or on a parity with the Lien of any Pari Passu Collateral Document, subordinating the Lien of any Pari Passu Collateral Document or releasing any part of the Collateral (except as permitted under the Note Documents on the date hereof) or depriving any Purchaser Party of the security afforded by the Lien of any Pari Passu Collateral Document except pursuant to a permitted release thereof under the Note Documents,
            (D) releasing any guarantor under any Guaranty (except as permitted under the Note Documents), (E) amending or waiving Section 4.9 or
            5.12 of the Common Terms Agreement in a manner adverse to the interests of the Purchaser Parties, (F) amending Section 2.9 hereof, this Section 8.3 or the definition of the term "Required Purchasers," (G) amending or waiving any material provision of the Paying Agency Agreement in any respect, including any modification to any provisions regarding the time or method of payment thereunder, the availability of remedies to the Purchaser Parties thereunder or the ability of the Paying Agent to assign (including by operation of law) its obligations thereunder, or (H) consenting to the assignment by the Paying Agent (including by operation of law) of its obligations under the Paying Agency Agreement or to the selection by the Company of a successor Paying Agent in accordance with the terms of the Paying Agency Agreement, in each case shall be effective unless the same shall be signed by or on behalf of all of the Purchasers or, in the case of any amendment referred to in clause (A) or (B) all of the Purchasers directly affected thereby;

                        (ii) No amendment that has the effect of (A) increasing the duties or obligations of the Administrative Agent, (B) increasing the standard of care or performance required on the part of the Administrative Agent, or (C) reducing or eliminating the indemnities or immunities to which the Administrative Agent is entitled (including any amendment of this Section 8.3), shall be effective unless the same shall be signed and consented to by the Administrative Agent; and

                        (iii) No amendment of Section 8.6 or this Section 8.3(a) shall be effective unless the same shall be signed and consented to by the Initial Purchaser (before the Initial Purchaser Release Date).

                  (b) If the terms of any Political Risk Insurance require the Purchaser insured thereunder to obtain the consent of the Political Risk Insurer under such Political Risk Insurance prior to such Purchaser's approving any amendment, waiver or consent under any Note Document, such Purchaser shall first obtain such Political Risk Insurer's consent prior to approving any such amendment, waiver or consent. The Company shall be entitled to rely on the signature of any Purchaser on any document indicating such Purchaser's approval of any amendment, waiver or consent under any Note Document.

                  (c) Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 8.3 shall be binding upon each present and future Purchaser Party and the Company.

      Section 8.4 Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Purchaser Parties under Applicable Law or otherwise. No failure or delay on the part of any Purchaser Party in the exercise of any power, right or remedy under the Note Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

      Section 8.5 Notices, Etc.

                  (a) All notices, requests and demands under this Agreement to be effective shall be in writing (or by fax confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand, (ii) in the case of an internationally recognized overnight courier service, two (2) Business Days after delivery to such courier service, or (iii) if by fax, when sent and receipt has been confirmed, addressed to the sender at its fax number as set forth in Schedule 1.1(b) of the Common Terms Agreement (in the case of the Purchaser Parties) or Schedule 8.4 of the Common Terms Agreement (in the case of the Company); provided that any notice received outside normal business hours or on a non-Business Day shall be deemed received on the next Business Day.

                  (b) The Purchaser Parties and the Company may change their respective addresses and transmission numbers for notices by notice to the other parties hereto in the manner provided in this Section 8.5.

      Section 8.6 Successors and Assigns; Etc.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign or transfer any interest hereunder without the prior written consent of each Purchaser Party.

                  (b) No Purchaser may assign or transfer all or any portion of such Purchaser's Notes, rights hereunder, rights under the Common Terms Agreement or rights under the Collateral Agency and Intercreditor Agreement except pursuant to an Assignment and as permitted by and in accordance with this
Section 8.6(b). Any purported assignment or transfer referred to in the preceding sentence that is not effected pursuant to an Assignment and in accordance with this Section 8.6(b) shall be null and void and of no legal effect. Each Purchaser shall have the right at any time to make an Assignment to one or more Persons (it being understood that no transfer of Warrants is required to be made in connection with an Assignment or transfer of the Notes pursuant to this Section 8.6); provided, however, that (i) unless a Default or Event of Default then exists, no Assignment shall be to a Person that is a Competitor; (ii) the parties to the Assignment shall execute and deliver to the Administrative Agent an assignment and acceptance substantially in the form of Exhibit D (an "Assignment and Acceptance"); (iii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $3,500 or as otherwise agreed between the Administrative Agent and the Company; (iv) no Assignment shall be effective for any purpose unless and until the Administrative Agent accepts such Assignment and makes an appropriate entry thereof in the Register; and (v) each Assignment prior to the Initial Purchaser Release Date shall require the consent of the Initial Purchaser (which shall not be unreasonably withheld). Upon satisfaction of the conditions in clauses (i) through (v) (other than clause (iv)), the Administrative Agent shall accept the Assignment, make appropriate entries thereof in the Register and send notice thereof to the Company and all other Purchaser Parties. From and after the date on which the conditions in the foregoing clauses (i) through (v) and in the Assignment and Acceptance have been satisfied, the assignee shall be a "Purchaser" hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of the assigning Purchaser hereunder, and the assigning Purchaser shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assigning Purchaser's rights and obligations under this Agreement, cease to be a party hereto); provided that all rights of the assigning Purchaser under Section 8.2 (and any indemnification provisions contained in the other Note Documents) shall survive any Assignment of all other rights and obligations of such Purchaser. Within five Business Days after its receipt of notice from the Administrative Agent of any Assignment with respect to any Note, the Company, at its own expense, shall execute and deliver to the Administrative Agent, a new Note, substantially in the form of the Note in which the assignee party to such Assignment is acquiring an interest, to the order of such assignee, in an amount equal to the principal amount of such Note acquired by such assignee pursuant to such Assignment, and, if the assigning Purchaser has retained any rights in and to the Note subject to such Assignment, a new Note, substantially in the form of the Note subject to such Assignment, to the order of such assigning Purchaser in an amount equal to the principal amount of such Note retained by it hereunder.

                  (c) The Administrative Agent, which for purposes of this
Section 8.6(c) only shall be deemed to act as agent of the Company, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names of the Purchaser Parties and the principal amounts outstanding of their respective Notes. The entries in the Register shall be conclusive as against the Company, each Purchaser Party, the Paying Agent and the Collateral Agent, in the absence of manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company or any Purchaser Party at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall furnish to the Company, the Paying Agent or the Collateral Agent upon request in connection with any payment or distribution to be made by the Company, Paying Agent or Collateral Agent, as applicable, under the Notes or any other Note Document, a list of the names of each Purchaser for all Notes issued under this Agreement and the principal amounts outstanding under each such Purchaser's Notes. Prior to the registration of an Assignment of any Note in the Register and receipt by the Company of notice thereof in accordance with Section 8.6(b), the Company and the Administrative Agent shall treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

                  (d) Each Purchaser shall have the right at any time to grant or sell participations (each a "Participation") in all or any portion of such Purchaser's Notes to one or more banks or other institutions, subject to the terms and conditions set forth in this Section 8.6(d). If any Purchaser sells or grants a Participation, (i) such Purchaser shall make and receive all payments for the account of its participant, (ii) such Purchaser's obligations under this Agreement shall remain unchanged, (iii) such Purchaser shall continue to be the sole holder of its Notes and its rights and obligations under the other Note Documents, subject to the Participation and shall have the sole right (subject to Section 7.10(b) and (c)) to enforce its rights and remedies under the Note Documents, (iv) the Company and the other Purchaser Parties shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under the Note Documents, if any, and (v) the Participation agreement shall not restrict such Purchaser's ability to agree to any amendment of the terms of the Note Documents, or to exercise or refrain from exercising, or grant to or create in favor of such participant, any powers or rights that such Purchaser may have under or in respect of the Note Documents, or any Collateral, including the right to vote on any matter or to give any consent or approval, except that the participant may be granted the right to consent to any (A) reduction of the rate or amount, or any extension of the stated maturity or due date, of any interest, principal or Fees payable by any GVT Party and subject to the Participation or (B) release of all or substantially all of the Collateral or any guarantor under its Guaranty, except to the extent otherwise provided in the Note Documents. A participant shall have the rights of the Purchasers under Sections 2.11, 2.12 and 2.13 and 8.11, subject to the obligations imposed by such Sections; provided that amounts payable to any participant shall not exceed the amounts that would have been payable under such Sections to the Purchaser granting the Participation had such Participation not been granted, unless the Participation is made with the prior written consent of the Company.

                  (e) Each Purchaser may at any time assign or pledge any portion of its rights under the Note Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 8.6(b) or 8.6(d).

                  (f) Upon the execution of an Assignment and Acceptance and satisfaction of the conditions in clauses (i) through (v) of Section 8.6(b), the assignee party to such Assignment and Acceptance shall, without any further action, accede to the Warrant Agreement and have all the rights and obligations of a Purchaser Party thereunder.

      Section 8.7 Confidentiality.

                  (a) Each Purchaser Party will maintain any confidential information that it (including any board observer, director, or alternate thereof of GVT (Antilles) or the Company that may be appointed by the holders of Warrant Securities in accordance with the Shareholder Undertaking Agreement and the Common Terms Agreement) may receive from any Company Party pursuant to this Agreement (including information received from such board observer, director or alternate) confidential and shall not, except as expressly permitted herein, disclose such information to third parties without the prior consent of the Company, except for disclosure: (i) to legal counsel, accountants and other professional advisors to the Purchaser Parties or their respective agents, in each case on a need-to-know basis who have agreed to be subject to this Section 8.7; (ii) to regulatory officials having jurisdiction over such Purchaser Party;
(iii) required by Applicable Law or in connection with any legal proceeding;
(iv) to any other Purchaser Party or to any Affiliate of any Purchaser Party;
(v) to another Person in connection with a potential Assignment or Participation or a Purchaser Party's off-balance sheet or securitization transaction in the ordinary course of its business, provided that such Person shall have agreed in writing to be subject to this Section 8.7; (vi) to prospective purchasers of Collateral after an Event of Default; and (vii) of information that has been previously disclosed publicly without breach of this provision.

                  (b) The Company shall maintain this Agreement and the other Note Documents confidential and shall not disclose them to third parties, except for disclosure: (i) to legal counsel, accountants and other professional advisors to the Company on a need-to-know basis who have agreed to be subject to this Section 8.7; (ii) to regulatory officials having jurisdiction over the Company; (iii) required by Applicable Law or in connection with any legal proceeding; (iv) to the Purchaser Parties; (v) at the request of any Purchaser Party, to another Person in connection with a potential Assignment or Participation, provided that such Person shall have agreed in writing to be subject to this Section 8.7; (vi) to any potential creditor of the Company permitted by Section 5.2 of the Common Terms Agreement or any Person to whom Capital Stock of any GVT Party is permitted to be sold or issued pursuant to the Note Documents (including, without limitation, any Permitted Sponsor Person), provided that such creditor or such Person shall have agreed in writing to be subject to this Section 8.7; (vii) to any holder of or potential purchaser of Warrant Securities or any Owner (as defined in the Shareholder Undertaking Agreement) and (viii) of information that has been previously disclosed publicly without breach of this provision, provided that the Company shall request confidential treatment in all its SEC filings, in accordance with then-effective SEC rules and regulations, with respect to such portions of the Note Documents as the Collateral Agent may reasonably designate from time to time.

      Section 8.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

      Section 8.9 Choice of Forum.

                  (a) Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Agreement may be tried and litigated in, and the Company hereby submits to the nonexclusive jurisdiction of, the state or Federal courts located in the Borough of Manhattan, New York City, State of New York, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE COMPANY, THE PAYING AGENT AND THE PURCHASER PARTIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

                  (b) The Company hereby irrevocably appoints United Corporate Services, Inc. (which has consented thereto) with offices on the date hereof at 10 Bank Street, Suite 560, White Plains, NY 10606, as Process Agent (the "Process Agent") to receive for and on behalf of the Company service of process in the County of New York relating to this Agreement and any other Note Document not governed by the laws of Brazil. SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AGAINST THE COMPANY MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF THE COMPANY AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON THE COMPANY, SUFFICIENT FOR PERSONAL JURISDICTION, AND SHALL BE LEGAL AND BINDING UPON THE COMPANY FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO THE COMPANY, OR ANY FAILURE ON THE PART OF THE COMPANY TO RECEIVE THE SAME. The Company confirms that it has instructed the Process Agent to mail to the Company, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at the Company's address set forth in Schedule 8.4 of the Common Terms Agreement, or to such other address as the Company may notify the Process Agent in writing. The Company agrees that it will at all times maintain a Process Agent to receive service of process in the County of New York on its behalf with respect to this Agreement. If for any reason the Process Agent or any successor thereto shall no longer serve as such Process Agent or shall have changed its address without notification thereof to the Purchaser Parties, the Company, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute Process Agent acceptable to the Administrative Agent in the County of New York and advise the Administrative Agent thereof.

                  (c) Nothing contained in this Section shall preclude the Purchaser Parties from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where the Company or any of its assets may be found or located.

      Section 8.10 Currency Equivalents; Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any other Note Document in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent (or any Reference Bank) could purchase Dollars with such other currency at the close of business in New York City on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Company in respect of any sum due from it to any Purchaser Party hereunder or under any other Note Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Purchaser Party in such other currency of any sum adjudged to be so due such Purchaser Party may, in accordance with normal banking procedures, purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to such Purchaser Party in Dollars based on the PTAX 800 Rate on the date of such judgment, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser Party against such loss, and if the Dollars so purchased exceed the sum originally due to any such Purchaser Party, such Purchaser Party agrees to remit to the Company such excess.

      Section 8.11 Set-off. In addition to any rights now or hereafter granted under Applicable Law, during the existence and continuation of any Event of Default, subject to the terms of the Collateral Agency and Intercreditor Agreement, each Purchaser Party is hereby irrevocably authorized by the Company, at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other debt, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Purchaser Party to or for the credit or the account of the Company, against and on account of the obligations of the Company to such Purchaser Party under the Note Documents to which the Company is a party, irrespective of whether or not such Purchaser Party shall have made any demand for payment and although such obligations may be contingent and unmatured. Each Purchaser Party agrees to promptly notify the Company, the Collateral Agent and the Administrative Agent after any such set-off or application made by such Purchaser Party. The Company agrees that, except as otherwise provided herein or in any other Note Document, its payment hereunder and under the other Note Documents shall be made without off-set, deduction or counterclaim.

      Section 8.12 Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

      Section 8.13 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

      Section 8.14 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the issuances of Notes hereunder and shall continue as valid and enforceable agreements, and representations and warranties (when made hereunder) until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Purchaser Parties shall not diminish the right of the Purchaser Parties to rely thereon. Without limitation, the agreements and obligations of the Company contained in Sections 2.11, 2.12, 2.13, 2.14, 8.1 and 8.2, and the obligations of the Purchasers under Section 7.5 shall survive the payment in full of all other Obligations.

      Section 8.15 Execution in Counterparts.

                  (a) This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the satisfaction or waiver of the conditions set forth in Section 2.1 of the Common Terms Agreement and the execution of a counterpart hereof by each of the parties hereto. Faxed signatures to this Agreement shall be binding for all purposes to the extent provided in clause (b).

                  (b) This Agreement shall not be effective until the Closing Date but shall become effective immediately upon the occurrence of the Closing Date, provided that, on or prior to the Closing Date, each party hereto shall have delivered originally executed signature pages that have been witnessed by two witnesses and, if executed outside of Brazil, have been notarized by a notary public licensed as such under the laws of the place of signing and legalized at the Brazilian consulate.

      Section 8.16 Complete Agreement; Third-Party Beneficiaries. This Agreement, together with the other Note Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. There are no third-party beneficiaries of this Agreement.

      Section 8.17 No Fiduciary Duties or Partnership; Limitation of Liability, Etc.

                  (a) The relationship between the Company and each Purchaser Party is solely that of debtor and creditor, and neither the Administrative Agent, the Collateral Agent nor any other Purchaser Party has any fiduciary or other special relationship with the Company, and no term or condition of any of the Note Documents shall be construed so as to deem the relationship between the Company and any Purchaser Party to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement or any other Note Document among any Purchaser Parties or among the Company and any Purchaser Party.

                  (b) No claim shall be made by any party hereto against any other party hereto or its Affiliates, directors, officers, employees or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto, on behalf of itself and its Subsidiaries, and each of the other parties hereto waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (c) All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Purchaser Parties shall have the right to act exclusively in the interest of the Purchaser Parties and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Company or any of its Subsidiaries or any of their shareholders, Affiliates or any other Person except as required by or arising under Applicable Law or otherwise under the terms of this Agreement.

      Section 8.18 Securities Law Matters.

                  (a) Nature of Notes. The parties hereto acknowledge that the Notes and any Participations therein are not and are not intended to be "securities" as defined in the Securities Act, and that the issuance, sale and assignment of and granting of Participations in the Notes are not intended to be subject to the provisions governing the issuance, sale and transfer of "securities" thereunder.

                  (b) Certain Representations and Covenants. Each Purchaser, by execution and delivery hereof or of an Assignment and Acceptance, shall be deemed to make to the Company, as of the Closing Date or upon the effectiveness of such Assignment and Acceptance, as the case may be (without regard to whether the Notes are "securities" for purposes of the Securities Act), the following representations, warranties and covenants:

                        (i) Such Purchaser is acquiring the Notes (or
            Participations therein) solely for financing or investment purposes and not with a view toward, or for sale in connection with, any distribution thereof (except for distributions of Notes held by the Initial Purchaser pursuant to the Syndications), has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Notes, is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, including a complete loss of its investment.

                        (ii) Such Purchaser acknowledges that the Notes issued
            hereunder have not been and will not be registered under the Securities Act and may not be offered, sold or otherwise transferred without registration under the Securities Act other than to the Company or unless an exemption from registration is available. In addition, the Purchaser represents that it is acquiring the Notes for investment and not with a view to any sale or distribution thereof, subject to its ability to resell Notes pursuant to Rule 144A or Regulation S of the Securities Act, or as otherwise provided by law and subject in any case to any requirement of law that the disposition of the property of such Purchaser shall at all times be and remain within its control.

                        (iii) The Notes and the other Note Documents may be
            amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any change in Applicable Law (or the interpretation thereof) or in practices related to the resale or transfer of restricted securities generally. By the acceptance of any Note, such Purchaser is deemed to have agreed to any such amendment or supplement.

                        (iv) Any offer of Assignment or Assignment by such
            Purchaser not made pursuant to an effective registration statement shall only be made (A) to Persons whom the Purchaser reasonably believes to be a "qualified institutional buyer" as such term is defined in Rule 144A promulgated under the Securities Act, (B) to non-U.S. Persons outside of the United States (which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for beneficial owners (other than an estate or trust) that are non-U.S. Persons) to whom the Purchaser reasonably believes offers of Assignment or Assignments of the Notes may be made in reliance upon Regulation S promulgated under the Securities Act and applicable securities legislation of the relevant jurisdiction or (C) to other "accredited investors" within the meaning of Regulation D promulgated under the Securities Act. Such Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, Persons acquiring Notes from such Purchaser or one of its Affiliates, as the case may be, in the United States (the "Subsequent Purchasers") that the Notes (x) have not been and will not be registered under the Securities Act, (y) are being sold to such Subsequent Purchasers without registration under the Securities Act in reliance on Rule 144A or Regulation S promulgated thereunder or in accordance with another exemption from registration under the Securities Act, as the case may be, and (z) may not be offered, sold or otherwise transferred except in compliance with the Securities Act.

      Section 8.19 Waiver of Immunity. To the extent that the Company has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, it hereby irrevocably waives, such immunity in respect of its obligations hereunder and under the other Note Documents to the extent permitted by Applicable Law and without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

      Section 8.20 English Language. Any translation of this Agreement, any Note or any other Note Document (other than those Pari Passu Collateral Documents which must be executed or registered in Portuguese in order to be enforceable in Brazilian courts) into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement and the other Note Documents shall be in the English language, or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof (other than those Pari Passu Collateral Documents which must be executed or registered in Portuguese in order to be enforceable in Brazilian courts).

      Section 8.21 WAIVER OF TRIAL BY JURY. THE COMPANY AND THE PURCHASER PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                      GLOBAL VILLAGE TELECOM LTDA.


                                      By: /s/Ronen Sidi
                                      ----------------------------
                                      Name: Ronen Sidi
                                      ----------------------------
                                      Title:  CFO
                                      ----------------------------


                                      Witness: /s/J.Kim
                                      ----------------------------
                                      Witness: Jane Kim
                                      ----------------------------

STATE OF NEW YORK     ) SS:
COUNTY OF NEW YORK    )

      I, the undersigned, a notary public in and for said county in said state, hereby certify that Ronen Sidi, whose name in the capacity of CFO of such company set forth in the signature line above, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, (s)he in such capacity and with full authority, executed the same voluntarily for and as the act of said company

      Given under my hand and official seal this 11 day of November__, 2004


/s/J. Ray                             Joshua Ray
--------------------------            Notary Public, State of New York
Notary Public                         No. 01RA6115999

My Commission Expires:                Commission Expires Sept. 20, 2008

                                      ECI TELECOM LTD., as
                                      Administrative Agent and Initial Purchaser


                                      By: /s/S. M. Gitlin
                                      ------------------------------------------
                                      Name: Shmuel Gitlin
                                      ------------------------------------------
                                      Title: Sr. Vice President Finance
                                      ------------------------------------------


                                      Witnessed


                                      By:  /s/T.Marabella
                                      ------------------------------------------
                                      Name:  Traci Marabella
                                      ------------------------------------------


                                      Witnessed


                                      By:  /s/J.Ray
                                      ------------------------------------------
                                      Name:  Josh Ray
                                      ------------------------------------------

STATE OF NEW YORK     ) SS:
COUNTY OF NEW YORK    )

      I, the undersigned, a notary public in and for said county in said state, hereby certify that Shmuel Gitlin, whose name in the capacity of Sr. Vice President Finance of such company set forth in the signature line above, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, (s)he in such capacity and with full authority, executed the same voluntarily for and as the act of said company

      Given under my hand and official seal this 11 day of November, 2004

/s/J. Kim                             Jane E. Kim
--------------------------            Notary Public, State of New York
Notary Public                         No. 01KI6080310
                                      Qualified in New York County

My Commission Expires:                Commission Expires Sept. 9, 2008

                                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                         as Collateral Agent


                                      By: /s/Stephen Ferrera
                                      ------------------------------------
                                      Name: Stephen Ferrera
                                      ------------------------------------
                                      Title: Vice President


                                      Witnessed


                                      By: /s/N. Reach
                                      ------------------------------------
                                      Name: N. Reach


                                      Witnessed


                                      By: /s/B. Gallagher
                                      ------------------------------------
                                      Name: Brenda Gallagher

STATE OF NEW YORK     ) SS:
COUNTY OF NEW YORK    )

      I, the undersigned, a notary public in and for said county in said state, hereby certify that Stephen Ferrera, whose name in the capacity of Vice President of such company set forth in the signature line above, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, (s)he in such capacity and with full authority, executed the same voluntarily for and as the act of said company

      Given under my hand and official seal this 11 day of November, 2004


/s/J. Kim                             Jane E. Kim
--------------------------            Notary Public, State of New York
Notary Public                         No. 01KI6080310
                                      Qualified in New York County

My Commission Expires:                Commission Expires Sept. 9, 2008

                                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Paying Agent


                                      By: /s/Stephen Ferrera
                                      ------------------------------------
                                      Name: Stephen Ferrera
                                      ------------------------------------
                                      Title: Vice President
                                      ------------------------------------


                                      Witnessed


                                      By: /s/N. Reach
                                      ------------------------------------
                                      Name: N. Reach
                                      ------------------------------------


                                      Witnessed


                                      By: /s/B. Gallagher
                                      ------------------------------------
                                      Name: Brenda Gallagher
                                      ------------------------------------

STATE OF NEW YORK     ) SS:
COUNTY OF NEW YORK    )

      I, the undersigned, a notary public in and for said county in said state, hereby certify that Stephen Ferrera, whose name in the capacity of Vice President of such company set forth in the signature line above, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, (s)he in such capacity and with full authority, executed the same voluntarily for and as the act of said company

      Given under my hand and official seal this 11 day of November, 2004


/s/J. Kim                             Jane E. Kim
--------------------------            Notary Public, State of New York
Notary Public                         No. 01KI6080310
                                      Qualified in New York County

My Commission Expires:                Commission Expires Sept. 9, 2008

                                                                    SCHEDULE 1.1

                              PURCHASER INFORMATION

Administrative Agent's Office

ECI Telecom Ltd.
30, Hasivim Street
Petah-Tikvah 49517
Israel
Attention: Treasury Department
Tel: + 972-3-926-6503
Fax: + 972-3-926-6300

Administrative Agent's Purchaser Account (for payments by the Paying Agent, the Collateral Agent or any Company Party):

Bank:    Bank Hapoalim Bm.
         50, Rothschild Blvd.
         Tel Aviv  66883
         Israel

Beneficiary Account Number:  654362
                             ECI Telecom Ltd.

Swift: POALILIT
Correspondent: CITI Bank NY, USA
Swift: CITI US33

Paying Agent's Office

HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent
452 Fifth Avenue
New York, NY 10018
Fax: (212) 525-1300
Phone: (212) 525-7456
Attention:  Stephen Ferrera
Ref:  GVT


                                 Schedule 1.1-1

Paying Agent's Purchaser Account (for funding of payments by the Company):

Bank: HSBC Bank USA, National Association
Account Name: Issuer Services
Account No. 002-600-161
ABA No.: 021-001-088
Ref:  GVT

Initial Purchaser:

-----------------------------------------------------------------------------------------
   Initial Purchaser      Domestic Purchasing Office               Euro-Dollar
                                                               Purchasing Office
-----------------------------------------------------------------------------------------
ECI Telecom Ltd.        30, Hasivim Street                30, Hasivim Street
                        Petah-Tikvah 49517                Petah-Tikvah 49517
                        Israel                            Israel
                        Attention:  Treasury Department   Attention:  Treasury Department
                        Tel:  + 972-3-926-6503            Tel:  + 972-3-926-6503
                        Fax:  + 972-3-926-6300            Fax:  + 972-3-926-6300
-----------------------------------------------------------------------------------------


                                 Schedule 1.1-2